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                                                                     EXHIBIT 4.6

     SERIES D PREFERRED STOCK PURCHASE AGREEMENT dated its of May 27 ,1998, among GENOMIC SOLUTIONS INC., a Delaware corporation (the "Corporation"), and each of the investors identified on SCHEDULE I (each, an "Investor", and, collectively, the "Investors").

     The Corporation desires to sell to the Investors and the Investors desire to purchase from the Corporation an aggregate of up to 1, 100,000 shares of the Corporation's Series D Convertible Preferred Stock, $.001 par value (the "Series D Preferred Stock"), with the voting powers, designations, preferences, limitations, and relative participating, optional or other rights set forth in the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation") attached as EXHIBIT A, on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I

                    ISSUANCE AND SALE OF THE PREFERRED SHARES

1.1  AUTHORIZATION OF ISSUANCE OF PREFERRED STOCK; RESERVATION OF COMMON STOCK.

           (a) Subject to the terms and conditions hereof, the Corporation has authorized the issuance of an aggregate of up to 1,100,000 shares of Series D Preferred Stock (the "Securities") at a per share price of $6.00.

           (b) The Corporation shall reserve 1,100,000 shares of Common Stock, $.001 par value ("Common Stock"), for issuance upon conversion of the Securities.

1.2  SALE OF SECURITIES.

     Simultaneously with the execution and delivery of this Agreement, the Corporation is issuing and selling that number of Securities to the Investors, as set forth on SCHEDULE I attached hereto at a per share price of $6.00.

                                   ARTICLE II

                          DELIVERY; ADDITIONAL CLOSINGS

2.1  DELIVERY.

     Concurrent with execution and delivery of this Agreement by an Investor hereunder, the Corporation is delivering to such Investor a certificate representing the Securities registered in such Investor's name equal to the number of Securities set forth opposite the name of Such Investor on Schedule I attached hereto, against payment of the purchase price for such Securities by (at the option of the Corporation) either cashier's check payable in immediately available funds to the order of the Corporation or by a wire transfer of funds to the order of the Corporation.

2.2  ADDITIONAL CLOSINGS.

     The Corporation may sell up to the balance of the authorized shares of Series D Preferred Stock not sold on the date hereof, as it shall elect, at a price not less than $6.00 per share. Upon execution of a signature page counterpart and without need for an amendment hereto except to

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add such investor's name to Schedule I attached hereto, any such investor shall become a party to this Agreement, shall be deemed an "Investor" for purposes of this Agreement and shall have the rights and obligations of an Investor hereunder. At each additional closing hereunder, at the request of the Investor, the Corporation shall deliver to the Investor acquiring Securities at such closing an officer's certificate certifying to such Investor that there has been no material adverse change in the business, operations or conditions of the Corporation since the date hereof.

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

     Except as otherwise expressly indicated in the Schedules attached hereto, the Corporation hereby represents and warrants to the Investors as follows:

3.1  ORGANIZATION AND STANDING; CHARTER AND BYLAWS.

     The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Corporation is authorized to exercise all of its corporate powers, rights and privileges. The Corporation has all required corporate power and authority to own its property and to carry on its business as presently conducted or contemplated. True and accurate copies of the Certificate of Incorporation and the Bylaws of the Corporation, each as in effect on the date hereof, have been delivered to the Investors.

3.2  CAPITALIZATION.

     The authorized capital stock of the Corporation on the date hereof consists of 40,000,000 shares of Common Stock, par value $.001 per share ("Common Stock") and 10,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"). On the date hereof, 2,840,448 shares of Common Stock will be outstanding. Of the authorized Preferred Stock, 1,100,000 shares have been designated Series D Preferred Stock, 4,070,339 shares have been designated Series C Preferred Stock, 1,680,880 shares have been designated Series B Preferred Stock and 50,000 have been designated Series M Preferred Stock. On the date hereof, giving effect to the issuance of the Securities hereunder, 1,100,000 shares of Series D Preferred Stock are outstanding, 4,070,339 shares of Series C Preferred Stock are outstanding, 1,680,880 shares of Series B Preferred stock are outstanding and 50,000 shares of Series M Preferred Stock are outstanding. The Securities have the rights, preferences and privileges set forth in the Certificate of Incorporation. The Corporation has reserved 1,100,000 shares of Common Stock for issuance upon conversion of the Series D Preferred Stock, 4,070,339 shares of Common Stock for issuance upon conversion of the Series C Preferred Stock, 5,093,576 shares of Common Stock for issuance upon conversion of the Series B Preferred Stock, and 270,027 shares of Common Stock for issuance upon conversion of the Series M Preferred Stock. As a result of the Corporation's merger with B.I. Systems Corporation, a Delaware corporation ("BISC"), the Corporation assumed the 1994 Omnibus Equity Incentive Plan of BISC (the "BISC Plan"). The BISC Plan was adopted by the Board of Directors and shareholders of BISC in July 1994 and amended in April 1997. On January 15, 1998, the Corporation's Board of Directors adopted the Genomic Solutions Inc. Non-Employee Stock Option Plan (the "Non-Employee Plan") and the 1998 Genomic Solutions Inc. Stock Option Plan (the "Employee Plan"). On the date of the Closing, options to acquire 907,100 shares of Common Stock are outstanding pursuant to the BISC Plan, options to acquire 1,081,750 shares of Common Stock are outstanding pursuant to the Employee Plan and options to acquire 170,000 shares of Common Stock are outstanding Pursuant to the Non-Employee Plan. The Corporation has reserved 2,158,850 shares of Common Stock for issuance upon exercise of these options. Except as set forth and in Schedule
3.2 herein, there are no outstanding rights, options, warrants, preemptive rights, conversion rights or agreements for the purchase, acquisition or receipt from the Corporation of any shares of capital

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stock or any other securities of the Corporation. The Corporation is not a party to any existing agreement with any person or entity which requires the Corporation to purchase from such person or entity any of its capital stock, any securities convertible into or exchangeable or exercisable for any of its capital stock, or any right, options or warrants for its capital stock. All outstanding securities of the Corporation, including the Securities, have been issued in accordance with all applicable state and Federal securities laws.

3.3  CORPORATE POWER: AUTHORIZATION.

     The Corporation has all requisite legal and corporate power to enter into this Agreement, to issue and sell the Securities as provided hereunder, and to carry out and perform its obligations under the terms of this Agreement. All corporate action on the part of the Corporation and its officers, directors and shareholders that is necessary for the authorization, execution and delivery of this Agreement by the Corporation, for the performance of the Corporation's obligations hereunder and for the issuance and delivery of the Securities has been taken; and this Agreement constitutes a legal and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms subject to: (i) judicial principles respecting or limiting the availability of specific performance, injunctive relief and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights. The Corporation is not in violation of any term of its Certificate of Incorporation or Bylaws, or in violation of any term of any judgment, decree, order, statute, rule or government regulation applicable to the Corporation or to which the Corporation is a party. The Corporation is not in violation of any term of any agreement or instrument applicable to the Corporation or to which the Corporation is a party where such violation is likely to be materially adverse to the Corporation's financial condition, business or operations.

3.4  VALIDITY OF SECURITIES.

     The Securities, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be free and clear of any liens, encumbrances or restrictions of any kind; provided, however, that the Securities may be subject to restrictions on transfer under state and federal securities laws and the Shareholders Agreement dated as of December 24, 1997 (the "Shareholders Agreement"), among the Corporation and the Shareholders (as defined therein). The Common Stock issuable upon conversion of the Securities has been duly and validly reserved and, upon issuance in accordance with the terms of the Certificate of Incorporation, will be duly and validly issued, fully paid and non-assessable and will be free and clear of any liens, encumbrances or restrictions of any kind; provided, however, that the Common Stock may be Subject to restrictions on transfer under state and federal securities laws and the Shareholders Agreement.

3.5  CONSENTS AND WAIVERS.

     The Corporation has obtained any and all consents, permits and waivers and made all filings necessary or appropriate for consummation of the transactions contemplated by this Agreement.

3.6  LITIGATION.

     There is no action, suit or proceeding pending or, to the knowledge of the Corporation, threatened against the Corporation or related to the business conducted by the Corporation. The Corporation is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding

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or investigation by the Corporation currently pending or which the Corporation intends to initiate.

3.7  SHAREHOLDER LISTS AND AGREEMENTS.

     Set forth on Schedule 3.7 is a true and complete list of all shareholders of the Corporation and persons holding options or warrants to acquire shares of the Corporation, showing the number of shares of capital stock held, or acquirable upon exercise of the option or warrant, by each such person in each case as of the date of this Agreement.

3.8  SUBSIDIARIES.

     Except as set forth on Schedule 3.8, the Corporation hits no subsidiaries and does not own, directly or indirectly, any interest in any corporation, association or business entity.

3.9  FINANCIAL STATEMENTS.

          (a) Schedule 3.9 attached hereto contains true, correct and complete copies of:

                  (i) the balance sheet of the Corporation, as of December 31, 1997, and the related statements of operations, stockholders' equity (deficit) and cash flows of the Corporation for the period covered thereby, including the footnotes thereto (all of foregoing being hereinafter collectively called the "Annual Financial Statements"); and


                  (ii) the interim balance sheet of the Company (the "Interim Balance Sheet") as of March 31, 1998 (the "Interim Balance Sheet Date"), and the interim statements of operations of the Corporation for the three
     (3) month period then ended (all of the foregoing, including the Interim Balance Sheet, being hereinafter collectively referred to as the "Interim Financial Statements" and together with the Annual Financial Statements collectively, the "Financial Statements").

          (b) The Financial Statements taken as a whole (A) fairly present in all material respects (subject, in the case of the Interim Financial Statements, to normal, recurring year-end adjustments which are not material individually or in the aggregate) the financial position of the Corporation as of the dates indicated and the results of operations of the Corporation for the periods indicated, (B) (x) have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP") consistently applied throughout the periods covered thereby (subject, in the case of the Interim Financial Statements, to normal, recurring year-end adjustments which are not material individually or in the aggregate) or (y) to the extent not prepared in accordance with GAAP, then footnotes to the Financial Statements will be provided describing in reasonable detail the differences, if any, between the generally accepted accounting principles pursuant to which such Financial Statements were in fact prepared and GAAP and (C) are in accordance with the books and records of the Corporation which have been maintained in a manner consistent with historical practice. All reserves established and set forth in the Interim Sheet are reasonable and adequate.


3.10 ABSENCE OF UNDISCLOSED LIABILITIES.

     The Corporation has no liabilities or obligations of any nature, whether matured or unmatured, known or unknown, or fixed or contingent, except (a) to the extent expressly reflected or reserved against on the Interim Balance Sheet or expressly disclosed in the notes thereto; and (b) liabilities and obligations arising since the Interim Balance Sheet Date in the ordinary Course of business consistent with past practice (other than any Such liability or

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obligation arising from breach of contract, breach of warranty, tort, infringement, or violation of any legal requirement).

3.11 ABSENCE OF CERTAIN DEVELOPMENTS.

     Except as reflected in the Financial Statements or in Schedule 3.11, since the Interim Balance Sheet Date, there has been (i) no material adverse change in the condition (financial or otherwise) of the Corporation or in the assets, liabilities, or properties of the Corporation; (ii) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock of the Corporation; (iii) no waiver of any valuable right of the Corporation or cancellation of any debt or claim held by the Corporation; (iv) no loan by the Corporation to any officer, director, employee or shareholder of the Corporation, or any agreement or commitment therefor; (v) no increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent of the Corporation; (vi) no material loss, destruction or damage to any property of the Corporation, whether or not, insured; (vii) no labor disputes involving the Corporation and no material change in the personnel of the Corporation or the terms and conditions of their employment; and (viii) no acquisition or disposition of any assets (or any contract or arrangement therefor), nor any other transaction by the Corporation otherwise than for fair value in the ordinary course of business.

3.12 TITLE TO ASSETS.

     The Corporation has good and marketable title to all of the assets reflected as being owned by the Corporation on the Interim Balance Sheet or acquired subsequent thereto (except for inventory sold or otherwise disposed of in the ordinary course of business for fair value and accounts and notes receivable paid in full since the date of the Interim Balance Sheet), free and clear of all encumbrances, except for those encumbrances set forth on Schedule
3.12 and Permitted Liens. Such assets are in good operating condition and repair (normal wear and tear excepted), are adequate and suitable for the uses for which they are used in the Corporation's business, are not subject to any condition which interferes with the economic value or use thereof, and constitute all assets necessary to permit the Corporation to carry on its business after the consummation of the transactions contemplated by this Agreement as generally conducted by the Corporation prior thereto. The term "Permitted Liens" means (i) liens arising by operation of law in the ordinary course of business that, individually and in the aggregate, do not in any material respect interfere with the use of any of the assets subject thereto;
(ii) minor imperfections of title which do not materially detract from the value of the property affected or materially impair the operations of either Corporation; (iii) liens for taxes not yet due and payable; and (iv) landlords liens, if any, relating to leases.

3.13 REAL PROPERTY.

     The Corporation does not own directly or indirectly any real property.

3.14 TAX MATTERS.

     The Corporation has filed all federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by it and has paid all taxes owed by it, except taxes which have not yet accrued or otherwise become due or for which adequate provision has been made in the pertinent Financial Statements. The provision for taxes on the Interim Balance Sheet is sufficient as of its date for the payment of all accrued and unpaid federal, state, county and local taxes of any nature of the corporation whether or not assessed or disputed. All taxes and other assessments and levies which the Corporation is required to withhold or collect have been withheld and collected and have been paid over when due to the proper governmental authorities.

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With regard to the income tax returns of the Corporation, the Corporation has not received notice of any audit or of any proposed deficiencies from any taxing authority and no controversy with respect to taxes of any type is pending or, to the knowledge of the Corporation, threatened. There are in effect no waivers of applicable statutes of limitations with respect to any taxes owed by the Corporation for any year. The Corporation does not conduct any foreign or international operations that would ordinarily Subject it to taxation in any jurisdiction outside of the United States.

3.15 CONTRACTS AND COMMITMENTS.

     Except as set forth in Schedule 3.15, the Corporation (i) is not a party to any contract, obligation or commitment which involves a potential commitment in excess of $100,000 or which is otherwise material and not entered into in the ordinary course of business; and (ii) does not have any employment contracts; stock redemption or purchase agreements; financing agreements; licenses; distributor or sales representative agreements; agreements with officers, directors, employees or shareholders of the Corporation or persons or organizations related to or affiliated with any such persons; leases; agreements relating to product development; or pension, profit-sharing, retirement or stock option plans. Each agreement or understanding set forth on Schedule 3.15 is in full force and effect and constitutes a valid and binding obligation of the Corporation and to the best knowledge of the Corporation, the other party thereto. The Corporation has in all material respects performed the obligations required to be performed by it except for obligations not yet due to be performed and the Corporation is and has not in default received notices that it is in default in any material respect under any such agreement or understanding. There exists no known event or condition which, after notice or lapse of time, or both, would constitute such a default. There are no material defaults by any other party to any such agreement or understanding as to which any notice of default has been given. The Corporation has made available to the Investors correct and complete copies of all documents Set forth on such Schedule.

3.16 PROPRIETARY RIGHTS; EMPLOYEE RESTRICTION.

     The Corporation has disclosed on Schedule 3.16, all copyright registrations, trademark registrations and applications for registration, patents and patent applications, trademarks, trade secrets or other proprietary rights (collectively, "Intellectual Property Rights") used or, to the best of the Corporation's knowledge, to be used in the Corporation's business as presently conducted or contemplated and all licenses, assignments and leases relating to Intellectual Property Rights of others embodied in products of the Corporation. The Corporation has exclusive ownership of or license to use, all Intellectual Property Rights identified in Schedule 3.16 and, to the best knowledge of the Corporation, it has obtained any licenses, releases or assignments to use all third parties' Intellectual Property Rights embodied in products of the Corporation. To the best knowledge of the Corporation, neither the present nor contemplated business activities or products of the Corporation infringe any Intellectual Property Rights of others. The Corporation has not received any notice or other claim from any person asserting that any of the Corporation's present or contemplated activities infringe or may infringe any Intellectual Property Rights of such person. The Corporation has the right to use, free and clear of claims or rights of others, all trade secrets, customer lists, manufacturing processes, hardware designs, programming processes, software and other information required for or incident to its products or its business as presently conducted or contemplated. The Corporation has taken all commercially reasonable steps to establish and preserve its ownership of all copyright, trade secret and other proprietary rights with respect to its products and technology, except such rights as the Corporation has reasonably determined are not material to the Corporation's continuing business operations. The Corporation is not aware of any infringement by others of its copyrights or other Intellectual Property Rights to which it has exclusive use in any of its products, technology or services, or any violation of the confidentiality of any of its proprietary information. The Corporation is not

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making unlawful use of any confidential information or trade secrets of any past or present employees of the Corporation. Except as set forth in Schedule 3.16, neither the Corporation nor, to the Corporation's knowledge, any of the key employees of the Corporation have any agreements or arrangements with former employers of such employees relating to confidential information or trade secrets of such employers. The activities of the Corporation's employees on behalf of the Corporation do not violate any agreements or arrangements known to the Corporation which any such employees have with former employers.

3.17 EFFECT OF TRANSACTIONS.

     The execution, delivery and performance by the Corporation of this Agreement and the documents executed and delivered in connection therewith will not conflict with or result in any default under any material contract, obligation or commitment of the Corporation, or any charter provision, bylaw or corporate restriction of the Corporation, or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of the Corporation, except pursuant to this Agreement. The Corporation's execution and delivery of this Agreement and the documents executed and delivered in connection therewith and its performance of the transactions contemplated thereby will not violate any instrument, agreement, judgment, decree, order, statute, rule or regulation of any federal, state or local government or agency applicable to the Corporation.

3.18 INSURANCE.

     The Corporation maintains valid and effective insurance policies, issued by financially sound and reputable insurers, to insure it against all risks usually insured against by persons or entities conducting businesses similar to that of the Corporation in the locality in which such businesses are conducted. The Corporation has paid all due premiums with respect to all policies of insurance currently maintained by the Corporation.

3.19 SECURITIES ACT REGISTRATION.

     Assuming that the representations and warranties of the Investor contained herein are true, the offer, sale and delivery of the Securities in the manner contemplated by this Agreement are each exempt from registration under the Securities Act and are exempt or will be exempt under applicable state securities or Blue Sky laws regulating the issuance or sale of securities upon the timely filing of notices with the appropriate states.

3.20 BUSINESS; COMPLIANCE WITH LAWS.

     The Corporation (i) is in compliance with, in all respects all legal requirements applicable to it and its business and (ii) has all material federal, state, local and foreign governmental licenses and permits (collectively, "Permits") used or necessary in the conduct of its business. Such Permits are in full force and effect, no violations with respect to any thereof are recorded, no legal proceeding is pending or, to the best knowledge of the Corporation, threatened to revoke or limit any thereof.

3.21 BOOKS AND RECORDS.

     The minute books of the Corporation contain complete and accurate records of all meetings and other corporate actions of its shareholders and its board of directors (the "Board of Directors") and committees thereof. The stock ledger of the Corporation is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Corporation.

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3.22 EMPLOYEE BENEFIT PLANS.

     Each employee benefit plan, program, arrangement, practice or contract, whether formal or informal, maintained or contributed to by the Corporation providing current or retirement benefits or compensation to or on behalf of employees or former employees of the Corporation (the "Benefits Plans"), are in compliance in all material respects with the presently applicable laws.

3.23 SMALL BUSINESS MATTERS.

     The Corporation is a "small business concern" within the meaning of the Small Business Investment Act of 1958 and the regulations thereunder (the "SBIC Act"), including Title 13, Code of Federal Regulations, Section 121.301. The information set forth in the Small Business Administration Forms 480, 652 and Sections A and B of Form 1031, which have been delivered on or prior to the date hereof to the Investor regarding the Corporation is accurate and complete. The Corporation does not presently engage in, and it shall not hereafter engage in, any activities, nor shall the Corporation use directly or indirectly the proceeds from the sale of the Securities for any purpose for which a Small Business Investment Corporation is prohibited from providing funds by the SBIC Act, including Title 13, Code of Federal Regulations, Section 107.720. The Corporation acknowledges that it has been declared by Chase Capital Partners ("Chase") that Chase is a federal licensee under the SBIC Act.

3.24 INFORMATION SUPPLIED TO THE INVESTOR.

          (a) Neither this Agreement, or the Schedules and Exhibits attached hereto, nor any written document (including the Business Plan, as defined), certificate, projection or statement furnished to the Investor by or on behalf of the Corporation pursuant to this Agreement contains any untrue statement of a material fact, and none of this Agreement, the Schedules and Exhibits attached hereto or such other written documents, projections, certificates and statements omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no material fact relating to the business, prospects, operations, affairs or conditions of the Corporation which adversely affects or in the future may, in the reasonable business judgment of the Corporation, adversely affect the same which has not been set forth in this Agreement or in the Schedules or Exhibits attached hereto or other materials delivered pursuant to this Agreement.

          (b) The projections contained in the Business Plan are based upon assumptions believed by the Corporation to be reasonable as of the date hereof, however the Corporation gives no assurance that the actual operations of the Company will conform to such projections.

          (c) Any disclosure contained in any of the Schedules delivered hereunder, which on its face is clearly and unequivocally applicable to another Schedule to this Agreement, shall be deemed made with respect to such other Schedule.

3.25 BROKERAGE.

     No person or entity acting on behalf or under the authority of the Corporation is or will be entitled to any broker's, finder's, or similar fee or commission in connection with the sale of the Securities.

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3.26 Employees.

     The Corporation has no collective bargaining agreement with any of its employees. There is no labor union organizing activity pending nor, to the best knowledge of the Corporation, threatened with respect to the Corporation. The Corporation is not aware that any officer or key employee intends to terminate his or her relationship with the Corporation, nor does the Corporation have any present intention of terminating the employment of any officer or key employee.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

4.1  REPRESENTATIONS AND WARRANTIES

     Each Investor hereby represents and warrants to the Corporation, severally and not jointly, and only as to itself, as follows:

       (a) All action on the part of such Investor necessary for the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby has been taken and, assuming due execution and delivery by the Corporation, this Agreement constitutes a legal, valid, binding and enforceable obligation of such Investor, subject to: (i) judicial principles respecting or limiting the availability of specific performance, injunctive relief and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights.

       (b) If the Investor is an entity, trust, pension fund or IRA account
(the "Entity"), the Entity represents and warrants that: (i) such Entity is an existing entity, and has not been organized or reorganized for the purpose of making this investment (or if not true, such fact shall be disclosed to the Corporation in writing along with information concerning the beneficial owners of the Entity), (ii) the undersigned has the authority to execute this Agreement and the Confidential Statement of Investor Suitability attached as Exhibit B hereto and any other documents in connection with an investment in the Securities on the Entity's behalf, and (iii) the Entity has the power, right and authority to invest in the Securities and enter into the transactions contemplated hereby, and the investment is suitable and appropriate for the Entity and its beneficiaries (given the risks and illiquid nature of the investment).

4.2  INVESTMENT.

       (a) Such Investor has been advised that the Securities have not been registered under the Securities Act of 1933, as amended (the "Act"), or registered or qualified under any applicable state securities laws on the ground that no distribution or public offering of the Securities is to be effected, and that in this connection the Corporation is relying in part on the representations of such Investor set forth in this Article IV;

       (b) Such Investor has been further advised that no public market now exists for any of the securities issued by the Corporation and that a public market may never exist for the Securities;

       (c) Such Investor is purchasing the Securities for its own account and not for any other person;

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       (d) By reason of its business or financial experience, such Investor has the capacity to protect its own interest in connection with the transactions contemplated hereunder, is able to bear the risks of an investment in the Corporation, and can afford a complete loss Of such investment;

       (e) Such Investor is aware of the Corporation's business affairs and financial condition and has acquired sufficient information about the Corporation to reach an informed and knowledgeable decision to acquire the Securities; and

       (f) Such Investor has had the opportunity to ask questions regarding the Corporation and the Corporation has provided information in response to the questions.

4.3  FEDERAL SECURITIES LAWS.

     In order to enable the Corporation to determine whether the sale of the Securities is exempt from registration under the Act, each Investor represents that it is an Accredited Investor (as defined in Schedule 4.3 hereof), has completed truthfully the appropriate items in the Confidential Statement of Investor Suitability attached as Exhibit B hereto, and is acquiring the Securities for its own account, for investment, and not with a view to, or for sale in connection with, any distribution thereof.

4.4  STATE SECURITIES LAWS.

     The address of such Investor set forth on Schedule I attached hereto is the Investor's true and correct residence or place of business.

                                    ARTICLE V

                          PRIOR OR SIMULTANEOUS ACTIONS

     Before or at the closing of the issuance of the Securities hereunder, the following actions have been or are being taken:

       (a) Certificate of Incorporation. The certificate of designation setting forth the rights and preferences of the Securities and amending the Certificate of Incorporation is being filed with and accepted by the Secretary of State of the State of Delaware.

       (b) Shareholders Agreement. Each Investor that is not currently a party to the Shareholders Agreement is executing and delivering a Joinder Agreement in a form acceptable to the Corporation pursuant to which such Investor shall agree to be bound by the terms of the Shareholders Agreement.

       (c) Authorizing Actions of the Corporation. The Investors are receiving certified copies of all requisite corporate actions taken by the Corporation to authorize its adoption of the amendment to the Certificate of Incorporation, its execution and delivery of the Documents, its performance of its obligations thereunder, and its consummation of the transactions contemplated thereby.

       (d) Shareholder Consent. Holders of 66 2/3's of Series B Preferred and Series C Preferred Stock, as if fully converted, voting as a single class, have consented to the issuance of the Securities.

                                   ARTICLE VI
                          COVENANTS OF THE CORPORATION

6.1  OPERATING PLAN; OTHER REPORTING.

     The Corporation shall prepare and deliver to each Investor holding, together with its affiliate or affiliates, Securities with an aggregate purchase price exceeding $1,000,000 (each a "Qualified Investor") within 30 days after the start of each fiscal year, an operating plan prepared on an annual basis and, promptly after preparation, any material revisions to such operating plan; provided, however that with respect to fiscal year 1998, the operating plan shall be delivered to the Qualified Investor when such plan has been made available to the Board of Directors. In addition, the Corporation shall promptly provide to Qualified Investors other customary information and materials, including, without limitation, reports of material adverse developments, management letters, communications with shareholders or directors, press releases and registration statements.

6.2  AFFILIATED TRANSACTION.

     All transactions by and between the Corporation and any officer, employee or shareholder of the Corporation or persons controlled by or affiliated with such officer, employee or shareholder, shall be conducted on an arms-length basis, shall be on terms and conditions no less favorable to the Corporation than could be obtained from unrelated persons and shall be approved by the Board after full disclosure of the terms thereof, for which purpose the interested party, if a director, and any affiliate of the interested party who is a director, shall not be entitled to vote.

6.3  INSPECTION.

     The Corporation shall, upon reasonable prior notice, permit authorized representatives of each Qualified Investor to visit and inspect any of the properties of the Corporation including its books of account (and to make copies thereof and take extracts therefrom), and to discuss the affairs, finances and accounts of the Corporation with its officers, administrative employees and independent auditors, all at the expense of the Investors and at such reasonable times and as often as may be reasonably requested.

6.4  MATERIAL CHANGES AND LITIGATION.

     The Corporation shall promptly (and, in any event, not later than the date of release of such information to the public generally) notify the Investors or its transferees of any material adverse change in the business, properties, assets, or condition (financial or otherwise) of the Corporation and of any litigation or governmental proceeding or investigation pending (or, to the best knowledge of the Corporation, threatened) against the Corporation or against any officer, director, key employee, or principal shareholder of the Corporation, that materially adversely affects (or if adversely determined, could materially adversely affect) its present or proposed business, properties, assets, or condition (financial or otherwise) taken as a whole.

6.5  EMPLOYEE SHARES.

     The officers and employees of the Corporation to whom, and the times at which, stock options shall be granted by the Corporation, the type of options to be granted, the duration of each option, the price and method of payment for each option, and the vesting schedule of each option shall be determined by the compensation committee of the Board.

6.6 INTEGRATION.

    The Corporation shall not offer, sell or solicit offers to buy or otherwise negotiate with respect to any security (as defined in the Securities Act) that will be integrated with the sale of the Common Stock in a manner that would require the registration of any of the Common Stock under the Securities Act, except in connection with an initial public offering by the Corporation under the Securities Act.

6.7 USE OF PROCEEDS.

    The Corporation shall use the proceeds from the sale of the Securities to support the working capital needs resulting from three recent and/or pending transactions and other general corporate purposes consistent with the strategic business plan of the Corporation (the "Business Plan"). In addition, the Corporation may use a portion of the proceeds to fund additional acquisitions.

6.8 NEGATIVE COVENANTS.

    Without the prior consent of the holders of no less than 66 2/3% of the then outstanding Securities, the Corporation shall not:

     (a) amend the Corporation's Certificate of Incorporation or Bylaws in a manner which adversely affects the rights of the holders of the Securities;

     (b) pay dividends on or make other distributions with respect to any capital stock of the Corporation;

     (c) engage in any business other than the business engaged in by the Corporation as of the date hereof or as contemplated by the Business Plan; or

     (d) increase the number of directors constituting the Board of Directors of the Corporation to more than nine members.

6.9 SHAREHOLDERS AGREEMENT.

     (a) The Corporation hereby agrees to use its best efforts to cause the shareholders of the Corporation that are currently party to the Shareholders Agreement to execute and deliver an amendment to the Shareholders Agreement, pursuant to which the Shareholders Agreement will be amended to include drag-along rights.

     (b) The Corporation hereby agrees to use its best efforts to cause any employee of the Corporation or a subsidiary thereof that is a shareholder of the Corporation that is not currently a party to the Shareholders Agreement to execute and deliver a joinder agreement pursuant to which such employee agrees to be bound by the terms of the Shareholders Agreement.

     (c) The Corporation hereby agrees that any future issuance of shares of capital stock, or options to acquire shares of capital stock, of the Corporation, to any employee of the Corporation or an subsidiary thereof shall be conditioned upon such employee executing and delivering a joinder agreement pursuant to which such employee agrees to be bound by the terms of the Shareholders Agreement, as amended from time to time.

6.10 TERMINATION.

     The covenants set forth in Article VI hereof shall terminate upon the consummation of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Corporation's Common Stock where the aggregate offering price to the public is no less than $20,000,000.00, and the public offering price is not less than $5.00 per share (adjusted to reflect any stock splits, combinations or similar events after the date hereof).

                                   ARTICLE VII

                               REGULATORY MATTERS

7.1  REGULATORY COMPLIANCE COOPERATION.

       (a) If a Regulated Holder determines that it has a Regulatory Problem, the Corporation agrees to take all such actions as are reasonably requested by such Regulated Holder (x) to effectuate and facilitate any transfer by such Regulated Holder of any securities of the Corporation then held by such Regulated Holder to any person designated by such Regulated Holder, (y) to permit such Regulated Holder (or any Affiliate of such Regulated Holder) to exchange all or any portion of the voting securities of the Corporation then held by such person on a share-for-share basis for shares of a class of nonvoting securities of the Corporation, which nonvoting securities of the Corporation shall be identical in all respect to such voting securities, except that such new securities shall be nonvoting and shall be convertible into voting securities on such terms as are requested by such Regulated Holder in light of regulatory considerations then prevailing, and (z) to continue and preserve the respective allocation of the voting interests with respect to the Corporation provided for in the Certificate of Incorporation of the Corporation and this Agreement and with respect to such Regulated Holder's ownership of the Corporation's voting securities. Such actions may include, without limitation,
(x) entering into such additional agreements as are reasonably requested by such Regulated Holder to permit any persons designated by such Regulated Holder to exercise any voting power which is relinquished by such Regulated Holder upon any exchange of voting securities for nonvoting securities of the Corporation; and (y) entering into such additional agreements, adopting such amendments to this Agreement, the Certificate of Incorporation and the By-laws of the Corporation and taking such additional actions as are reasonably requested by such Regulated Holder in order to effectuate the intent of the foregoing. As used herein, "Regulated Holder" means any Investor that is (i) a "small business investment corporation" licensed by the United States Small Business Administration under the Small Business Investment Act of 1958, as amended, (ii) a Regulation Y Holder (as defined below), and/or (iii) subject to any similar, related or successor laws and regulations regulating banks, bank holding companies, small business investment companies and their respective subsidiaries.

       (b) If a Regulated Holder elects to transfer securities of the Corporation to an Affiliate who is, or upon such transfer would become, a Regulation Y Holder (as defined below) in order to avoid or cure a Regulatory Problem, the Corporation shall enter into such agreements with such Regulated Holder and its Affiliates as it may reasonably request in order to assist such Regulated Holder and its Affiliates in complying with all applicable laws. Such agreements may include restrictions on the conversion, redemption, repurchase or retirement of securities of the Corporation that would result or be reasonably expected to result in such Regulated Holder or its Affiliates holding more voting securities or total equity than it is permitted to hold under such applicable laws. As used herein, "Regulation Y Holder" means any Investor that is (or that is a subsidiary of a bank holding corporation that is) subject to the various provisions of Regulation

Y of the Board of Governors of the Federal Reserve Systems, 12 C.F.R., Part 225 (or any successor to Regulation Y), so long as such Regulation Y Holder shall hold such securities.

       (c) If a Regulated Holder has the right or opportunity to acquire any of the Corporation's securities from the Corporation, any other Regulated Holder or any other person or entity (as the result of a preemptive offer, pro rata offer or otherwise), at such Regulated Holder's request the Corporation shall offer to sell (or if the Corporation is not the seller, to cooperate with the seller and such Regulated Holder to permit such seller to sell) such non-voting securities on the same terms as would have existed had such Regulated Holder acquired the securities so offered and immediately requested their exchange for non-voting securities pursuant to Section 7.1 (a) above.

       (d) Before the Corporation redeems, purchases or otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any securities, the Corporation shall give written notice of such pending action to each Regulated Holder. Upon the written request of any Regulated Holder made within 10 days after its receipt of such notice stating that after giving effect to such action such Regulated Holder would have a Voting Regulatory Problem, the Corporation shall defer taking such action for such period (not to extend beyond 45 days after such Regulated Holder's receipt of the Corporation's original notice) as such Regulated Holder requests to permit it and its Affiliates to reduce the quantity of the Corporation's securities they own or take other appropriate action in order to avoid the Voting Regulatory Problem. In addition, the Corporation shall not be a party to any merger, consolidation, recapitalization or other transaction pursuant to which any Regulated Holder would be required to take any voting securities, or any securities convertible into, or exchangeable or exercisable for, voting securities, which might reasonably be expected to cause such Regulated Holder to have a Voting Regulatory Problem. In no event shall the Corporation be required to cause securities to be registered under the Securities Act or the Securities Exchange Act of 1934, as amended, pursuant to this Section 7.1.

7.2 COVENANT NOT TO AMEND.

    The Corporation agrees not to amend or waive the voting or other provisions of this Agreement or the Certificate of Incorporation or Bylaws of the Corporation if such amendment or waiver would cause any Investor to have a Regulatory Problem, provided that any such Investor notifies the Corporation that it would have a Regulatory Problem promptly after it has notice of such amendment or waiver.

7.3 CERTAIN INFORMATION RIGHTS AND RELATED COVENANTS.

       (a) Upon the request of any Regulated Holder, the Corporation shall promptly:

           (i) provide to such person and the U.S. Small Business Administration (the "SBA") access to its books and records for the purpose of confirming the use of the proceeds of such person's financing and for all other purposes required by the SBA;

           (ii) provide to such person and the SBA a certificate of its chief financial officer (1) verifying the use of such proceeds and (2) certifying compliance by the Corporation with the provisions of this Agreement (provided that such certificate may be truthfully given);

           (iii) provide to such person an assessment, in form and substance satisfactory to such person, of the economic impact of such person's financing, specifying the full-time equivalent jobs created or retained, the impact of the financing on the Corporation's business in terms of expanded revenue and taxes and other appropriate economic benefits, including, but not limited to, technology development or commercialization minority business development, urban or rural business development, expansion of exports and assistance to manufacturing firms;

           (iv) provide to such person such financial statements and other information as such Person may from time to time reasonably request for the purpose of assessing the Corporation's financial condition; and

           (v) furnish to such person all information requested by it in order for it to prepare and file SBA Form 468 or to prepare an assessment of the economic impact of such Person's financing, and any other information requested or required by any governmental agency asserting jurisdiction over such Person.

       (b) For a period of one year following the date hereof, neither the Corporation nor any of its subsidiaries shall change its business activity if such change would render the Corporation ineligible as a "Small Concern" under the Small Business Investment Act and the regulations thereunder.

       (c) The Corporation shall at all times comply with the non-discrimination requirements of 13 C.F.R., Parts 112, 113 and 117.

7.4  CERTAIN DEFINITIONS

     "Affiliate" means any other person or entity that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such person or entity.

     "securities" means, with respect to any person, Such Person's "securities" as defined in Section 2(1) of the Securities Act of 1933, as amended, and includes such person's capital stock or other equity interests or any options, warrants or other securities or rights that are directly or indirectly convertible into, or exercisable or exchangeable for, such person's capital stock or other equity interests.

     "Regulatory Problem" means, with respect to any Investor, (i) any set of facts or circumstance wherein it has been asserted by any governmental regulatory agency (or a Investor believes that there is a substantial risk of such assertion) that such Investor is not entitled to hold, or exercise any significant right with respect to, the capital stock of the Corporation which it holds or (ii) a Voting Regulatory Problem.

     "Voting Regulatory Problem" shall exist when a person and such person's affiliates would own, control or have the power (including voting rights) over a greater quantity of securities of any kind issued by the Corporation or any other person than are permitted under any applicable law.

                                  ARTICLE VIII

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

8.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     The representations, warranties, covenants, promises and agreements contained in this Agreement shall survive the Closings and shall remain in full force and effect until the second anniversary of the date of this Agreement.

8.2  INDEMNIFICATION.

     In addition to all other rights and remedies available to the Investors, the Corporation shall indemnify, defend and hold harmless the Investors and its affiliates and their respective partners, officers, directors, employees, agents and representatives against any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense (including legal and accounting fees and expenses related thereto or incurred in enforcing this
Article VIII, but excluding punitive damages) arising from the untruth, inaccuracy or breach of any of the representations, warranties, covenants or agreements of the Corporation contained in any Document or any facts or circumstances constituting any such untruth, inaccuracy or breach.

                                   ARTICLE IX

                            RESTRICTIONS ON TRANSFER

9.1  NONTRANSFERABLE SECURITIES.

     The Securities shall not be transferable except in accordance with the conditions set forth in the Shareholders Agreement.

9.2  RESTRICTIVE LEGEND.

            (a) Each certificate representing, Securities issued hereunder shall (unless otherwise permitted by the provisions of paragraph (b) and (c) below) be stamped or otherwise imprinted with a legend in substantially the following form:

            "THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION HAS BEEN OBTAINED TO THE EFFECT THAT REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

            (b) The holder of any Securities by acceptance thereof agrees, prior to any transfer of any Securities, to give, written notice to the Corporation of such holder's intention to effect such transfer and to comply in all other respects with the provisions of this Section. Each such notice shall describe the manner and circumstances of the proposed transfer. Upon request by the Corporation, the holder delivering such notice shall deliver a written opinion, addressed to the Corporation, of counsel for the holder of such Securities, stating that in the opinion of such counsel (which opinion and counsel shall be reasonable satisfactory to the Corporation) such proposed transfer does not involve a transaction requiring registration or qualification of such Securities under the Securities Act or the securities or "blue sky" laws of any state of the United States. Such holder of Securities shall be entitled to transfer such Securities in accordance with the terms of the notice delivered to the Corporation, if the Corporation does not reasonably object to such transfer on the basis that such proposed transfer involves a transaction requiring registration or qualification of such securities under the Securities Act or the securities or "blue sky" laws of any state of the United States and requests an opinion with respect to such issue within five days after delivery of such notice, or, if it requests such opinion, does not reasonably object to such transfer within five days after delivery of such opinion. Each certificate or other instrument evidencing the securities issued upon the transfer of any Securities (and each certificate or other instrument evidencing any untransferred balance of such Securities) shall bear the legend set forth in paragraph (a) above unless (i) in such opinion of counsel registration of any future transfer is not required by the applicable provisions of the Securities Act; or (ii) the Corporation shall have waived the requirement of such legends.

            (c) Notwithstanding the foregoing provisions of this Section, the restrictions imposed by this Section upon the transferability of any Securities shall cease and terminate when (i) any such Securities are sold or otherwise disposed of (A) pursuant to an effective registration statement under the Securities Act or (B) in a transaction contemplated by paragraph (b) above which does not require that the Securities so transferred bear the legend set forth in paragraph (a) hereof; or (ii) the holder of such Securities has met the requirements for transfer of such Securities under Rule 144(k) or any successor statute. Whenever the restrictions imposed by this Section shall terminate, the holder of any Securities as to which such restrictions have terminated shall be entitled to receive from the Corporation without expense, a new certificate not bearing the restrictive legend set forth in paragraph (a) above and not containing any other reference to the restrictions imposed by this Section.

                                    ARTICLE X

                                  MISCELLANEOUS

10.1 EXPENSES

     The Corporation shall pay the legal fees Of O'Sullivan, Graev & Karabell, LLP, counsel to Chase and all other reasonable out-of-pocket expenses incurred by Chase in connection with this transaction, its due diligence investigation of the Corporation, the negotiation of the Documents and the closing of the transactions contemplated by the Documents; provided however; that the amount of such payment or reimbursement by the Corporation shall not exceed $5,000. In addition, the Corporation shall reimburse the Investors for all reasonable costs and expenses (including reasonable attorney's fees) incurred in connection with any modifications or amendments to or any waiver or consent under any of the Documents; provided, however, that the amount of such payment or reimbursement by the Corporation shall not exceed $5,000.

10.2 ENTIRE AGREEMENT.

     This Agreement and the other writings and agreements referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

10.3 NOTICES ETC.

     All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or upon the seventh day following mailing by registered air mail, postage prepaid, addressed (a) if to the Investor, as indicated on Schedule I attached hereto, or at such other address as it shall have furnished to the Corporation, (b) if to the Corporation, to Genomic Solutions Inc., 4355 Varsity Drive, Ann Arbor, Michigan, 48108, and addressed to the attention of the corporate secretary, or at such other address as the Corporation shall have furnished to the Investors, or (c) if to any other holder of the Securities or of Common Stock issued upon conversion of the Securities at such address as such holder shall have furnished to the Corporation in writing, or, until such holder so furnishes an address to the Corporation, then to and at the address of the last holder of such Securities or shares of Common Stock issued upon conversion of the Securities, who so furnished an address to the Corporation. In addition, any notice delivered to an address outside the United States shall be duplicated by counterpart telex, internet e-mail or facsimile notice (if available).

10.4 DELAYS OR OMISSIONS.

     No delay or omission to exercise any right, power or remedy accruing to any holder of any securities issued or sold or to be issued or sold hereunder, upon any breach or default of the Corporation under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

10.5 ASSIGNMENTS; SUCCESSORS AND ASSIGNS.

     Except in connection with any transfer of Securities in accordance with this Agreement, the rights of each party under this Agreement may not be assigned. The provisions of this Agreement shall bind and inure to the benefit of the respective successors, assigns, heirs, executors, and administrators of the parties hereto.

10.6 AMENDMENTS.

     The terms and provisions of this Agreement may not be modified or amended, except pursuant to an instrument signed by the Corporation and the Investors holding 66 2/3% of the Securities.

10.7 COUNTERPARTS.

     This Agreement may be executed in any number Of Counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

10.8 HEADINGS.

     The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.9 GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

                                     *****

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed themselves or by their respective representatives thereunto duly authorized as of the date first above written.

                                           GENOMIC SOLUTIONS INC.

                                           By:    Jeffrey S. Williams
                                              ----------------------------------
                                           Name:  Jeffrey S. Williams

                                           Title: President and Chief Executive
                                                  Officer


                          THE INVESTORS SIGNATURES ARE
                    ON THE ATTACHED INVESTOR SIGNATURE PAGES

                                  CLOSING BOOK

                             GENOMIC SOLUTIONS INC.
                            SERIES D PREFERRED STOCK
                                   $6,600,000

                                  MAY 27, 1998

                                  Prepared By:

                           Jaffe, Raitt, Heuer & Weiss
                            Professional Corporation

SIGNATURE PAGE TO SERIES D PREFERRED

                            STOCK PURCHASE AGREEMENT

                             INVESTOR SIGNATURE PAGE

Please indicate the number of Securities which you would like to purchase.
987,488



          INVESTOR: Chase Venture Capital Associates, L.P.
                    By: Chase Capital Partners,
                    Its general Partner

          /s/ Damion E. Wicker, MD
          ----------------------------------------
          SIGNATURE

          Name: Damion E. Wicker, MD
               -----------------------------------
                   (Please Print)

         Title, if any: General Partner
                       ---------------------------
                           (Please Print)

          ADDRESS:

          380 Madison Ave. 12th Fl
          ----------------------------------------
          New York, New York, 10017
          ----------------------------------------
          Attn: Damion E. Wicker, M.D.
               -----------------------------------

          Tax ID No. or Social Security No.,
          as applicable:

SIGNATURE PAGE TO SERIES D PREFERRED

                            STOCK PURCHASE AGREEMENT

                             INVESTOR SIGNATURE PAGE

          Please indicate the number of Securities which you would like to purchase. 4,241

          INVESTOR:

          /s/ Laverne Styles
          ----------------------------------------
          SIGNATURE

          Name: Laverne Styles
               -----------------------------------
                   (Please Print)

         Title, if any:
                       ---------------------------
                           (Please Print)

          ADDRESS:

          2200 Southwest Freeway
          ----------------------------------------
          Houston, TX 77098
          ----------------------------------------
          Attn:
               -----------------------------------

          Tax ID No. or Social Security No.,
          as applicable: ###-##-####

SIGNATURE PAGE TO SERIES D PREFERRED

                            STOCK PURCHASE AGREEMENT

                             INVESTOR SIGNATURE PAGE

          Please indicate the number of Securities which you would like to purchase. 16,870

          INVESTOR:

          /s/ James B. Hoover
          ----------------------------------------
          SIGNATURE

          Name: James B. Hoover
               -----------------------------------
                   (Please Print)

         Title, if any:
                       ---------------------------
                           (Please Print)

          ADDRESS:

          Ivy Hill
          ----------------------------------------
          Mill Neck, NY 11765
          ----------------------------------------
          Attn:
               -----------------------------------

          Tax ID No. or Social Security No.,
          as applicable: ###-##-####

SIGNATURE PAGE TO SERIES D PREFERRED

                            STOCK PURCHASE AGREEMENT

                             INVESTOR SIGNATURE PAGE

          Please indicate the number of Securities which you would like to purchase. 7,069

          INVESTOR:

          /s/ John H. Styles
          ----------------------------------------
          SIGNATURE

          Name: John H. Styles
               -----------------------------------
                   (Please Print)

         Title, if any:
                       ---------------------------
                           (Please Print)

          ADDRESS:

          2200 Southwest Freeway
          ----------------------------------------
          Houston, TX 77098
          ----------------------------------------
          Attn:
               -----------------------------------

          Tax ID No. or Social Security No.,
          as applicable: ###-##-####

SIGNATURE PAGE TO SERIES D PREFERRED

                            STOCK PURCHASE AGREEMENT

                             INVESTOR SIGNATURE PAGE

          Please indicate the number of Securities which you would like to purchase.

          INVESTOR:

          American Healthcare Fund II
          By: Capita Health Venture Partners,
          its General Partner

          /s/ Dan Mitchell
          ----------------------------------------
          SIGNATURE

          Name: Dan Mitchell
               -----------------------------------
                   (Please Print)

         Title, if any: General Partner
                       ---------------------------
                           (Please Print)

          ADDRESS:

          c/o Sequel Venture Partner
          ----------------------------------------
          4430 Arapahoe Ave. #220, Boulder, CO 80303
          ----------------------------------------
          Attn: Dan Mitchell
               -----------------------------------

          Tax ID No. or Social Security No.,
          as applicable: ###-##-####

SIGNATURE PAGE TO SERIES D PREFERRED

                            STOCK PURCHASE AGREEMENT

                             INVESTOR SIGNATURE PAGE

          Please indicate the number of Securities which you would like to purchase. 10,286

          INVESTOR:

          /s/ M. G. Bodine
          ----------------------------------------
          SIGNATURE

          Name: M. G. Bodine
               -----------------------------------
                   (Please Print)

          Title, if any:
                       ---------------------------
                           (Please Print)

          ADDRESS:

          325 Molino Ave.
          ----------------------------------------
          Mill Valley, CA 94941
          ----------------------------------------
          Attn: Same
               -----------------------------------

          Tax ID No. or Social Security No.,
          as applicable: ###-##-####

SIGNATURE PAGE TO SERIES D PREFERRED

                            STOCK PURCHASE AGREEMENT

                             INVESTOR SIGNATURE PAGE

          Please indicate the number of Securities which you would like to purchase. SEE ATTACHED 16,667

          INVESTOR: Grove Investment Partners

          /s/ John K. Kerr
          ----------------------------------------
          SIGNATURE

          Name: John K. Kerr
               -----------------------------------
                   (Please Print)

          Title, if any:  General Partner
                       ---------------------------
                           (Please Print)

          ADDRESS:

          336 Essex Rd
          ----------------------------------------
          Kenilworth, IL 60043
          ----------------------------------------
          Attn:
               -----------------------------------

          Tax ID No. or Social Security No.,
          as applicable: 36-3622973

SIGNATURE PAGE TO SERIES D PREFERRED

                            STOCK PURCHASE AGREEMENT

                             INVESTOR SIGNATURE PAGE

          Please indicate the number of Securities which you would like to purchase. 18,379

          INVESTOR:

          /s/ Pearl M. Holforty
          ----------------------------------------
          SIGNATURE  Pearl M. Holforty

          Name: Liberty BIDCO Investor Corporation
               -----------------------------------
                   (Please Print)

         Title, if any:  President
                       ---------------------------
                           (Please Print)

          ADDRESS:

          30833 Northwestern Hwy., STE 211
          ----------------------------------------
          Farmington Hills, Michigan 48334
          ----------------------------------------
          Attn:
               -----------------------------------

          Tax ID No. or Social Security No.,
          as applicable: 38-2814007

SIGNATURE PAGE TO SERIES D PREFERRED

                            STOCK PURCHASE AGREEMENT

                             INVESTOR SIGNATURE PAGE

          Please indicate the number of Securities which you would like to purchase. 10,000 shares for $60,000.

          INVESTOR:

          /s/ J. Matthew Mackowski
          ----------------------------------------
          SIGNATURE

          Name: J. Matthew Mackowski
               -----------------------------------
                   (Please Print)

          Title, if any:
                        --------------------------
                           (Please Print)

          ADDRESS:

          Mackowski & Shepler
          ----------------------------------------
          343 Sansome Street, San Francisco, CA 94104
          ----------------------------------------
          Attn:
               -----------------------------------

          Tax ID No. or Social Security No.,
          as applicable: ###-##-####

SIGNATURE PAGE TO SERIES D PREFERRED

                            STOCK PURCHASE AGREEMENT

                             INVESTOR SIGNATURE PAGE

          Please indicate the number of Securities which you would like to purchase. 6,000

          INVESTOR:

          /s/ Robert G. Shepler
          ----------------------------------------
          SIGNATURE

          Name: Robert G. Shepler
               -----------------------------------
                   (Please Print)

          Title, if any:
                        --------------------------
                           (Please Print)

          ADDRESS:

          343 Sansome St.
          ----------------------------------------
          San Francisco CA 94118
          ----------------------------------------
          Attn:
               -----------------------------------

          Tax ID No. or Social Security No.,
          as applicable: ###-##-####

                                                                       EXHIBIT A

                          Certificate of Incorporation
                                  See Attached.

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                           OF GENOMIC SOLUTIONS INC.
                             A DELAWARE CORPORATION

     GENOMIC SOLUTIONS INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, as amended, does hereby certify:

     ONE: The corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 5, 1997.

     TWO: In accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware, the Corporation has received no payment for any of its stock.

     THREE: This Amended and Restated Certificate of Incorporation restates and amends the provisions of the Certificate of Incorporation of this corporation and has been duly adopted in accordance with Section 241 and Section 245 of the General Corporation Law of the State of Delaware, as amended. This Amended and Restated certificate of Incorporation shall become effective on the date of its filing with the Secretary of State of the State of Delaware.

     FOUR: The text of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:


                                   ARTICLE I.

          The name of this corporation is Genomic Solutions Inc.

                                   ARTICLE II.

     The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

                                   ARTICLE III.

     The name and mailing address of the incorporator of the corporation is:
Sara M. Kruse, Jaffe, Raitt, Heuer & Weiss, Professional Corporation, One Woodward Avenue, Suite 2400, Detroit, Michigan 48226.

                                   ARTICLE IV.

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended.

                                   ARTICLE V.

     A. Classes of Stock. This corporation shall have authority to issue the following classes of stock in the number of shares and at the par value indicated below:



     CLASS                  NUMBER OF SHARES AUTHORIZED     PAR VALUE PER SHARE
     -----                  ---------------------------     -------------------
     Common Stock                   40,000,000                     $0.001
     Preferred Stock                10,000,000                     $0.001

     B. Preferred Stock. Preferred Stock may be issued from time to time in one or more series in addition to those created pursuant to Section C of this
Article V. below. Subject to the other provisions of this Certificate of Incorporation, the Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of and to issue shares of the Preferred Stock in series, and by filing a certificate pursuant to the laws of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Subject to compliance with the applicable protective provisions listed in Section C.6 of this Article V. below, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock, as provided below), prior or subsequent to the issuance of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series,

     C. Rights, Preferences and Restrictions of Series B, Series C and Series M Preferred Stock. Five Million Eight Hundred One Thousand Two Hundred
Nineteen (5,801,219) shares of the Preferred Stock authorized by this Certificate of Incorporation shall be divided into three (3) series. The first series of stock shall consist of One Million Six Hundred Eighty Thousand Eight Hundred Eighty (1,680,880) shares and is designated "Series B Preferred Stock." The second series of stock shall consist of Four Million Seventy Thousand Three Hundred Thirty Nine (4,070,339) shares and is designated "Series C Preferred Stock." The third series shall consist of Fifty Thousand (50,000) shares and is designated "Series M Preferred Stock." The rights, preferences, privileges and restrictions granted to and imposed on the Series B Preferred Stock, the Series C Preferred Stock and the Series M Preferred Stock are as set forth below in this Article V.C.

     1. Dividend Provisions. The holders of shares of Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock shall not be entitled to receive any dividends.

     2.   Liquidation Preference.

          a. In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of shares of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation available for distribution to the stockholders, to the holders of shares of Common Stock or any other class of capital stock ranking junior to the Series B Preferred Stock by reason of their ownership thereof, an amount per share equal to (i) $1.00 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price"), as adjusted to reflect any share split, dividend, combination, reclassification or similar event involving the Series B Preferred Stock, plus (ii) an amount per share equal to eight percent (8%) of the Original Series B Issue Price, from the date of issuance to the date of distribution, compounded annually. The holders of shares of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation available for distribution to the stockholders, to the holders of shares of Common Stock or any other class of capital stock ranking junior to the Series C Preferred Stock by reason of their ownership thereof, an amount per share equal to (i) $1.75 for each outstanding share of Series C Preferred Stock (the "Original Series C Issue Price"), as adjusted to reflect any share split, dividend, combination, reclassification or similar event involving the Series C Preferred Stock, plus (ii) an amount per share equal to eight percent (8%) of the Original Series C Issue Price, from the date of issuance to the date of distribution, compounded annually. The holders of shares of Series M Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation available for distribution to the stockholders, to the holders of shares of Common Stock or any other class of capital stock ranking junior to the Series M Preferred Stock by reason of their ownership thereof, an amount per share equal to $6.00 for each outstanding share of Series M Preferred Stock (the "Original Series M Issue Price"), as adjusted to reflect any share split, dividend, combination, reclassification or similar event involving the Series M Preferred Stock. If upon the occurrence of such event, the assets and funds to be distributed hereunder among the holders of shares of the Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of shares of the Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock in proportion to the preferential amount each such holder is entitled to receive pursuant to this Section C.2.a.

             b. After the completion of the distribution required by subparagraph (a) of this Section C.2 and any other distribution which may be required with respect to series of Preferred Stock which may from time to time come into existence, the assets of this corporation available for distribution to stockholders shall be distributed among the holders of shares of Common Stock pro rata based on the number of shares of Common Stock held by each.

             c. Whenever the distribution provided for in this Section C.2. shall be payable in property other than cash, the dollar amount of such distribution shall be the fair market value of such property at the time of distribution as determined in good faith by the Board of Directors.

             d. The Corporation shall mail written notice of any liquidation or dissolution or winding down not less than thirty days prior to the payment date stated therein to each record holder of shares of Preferred Stock. Any (i) acquisition of the corporation by means of merger or other form of corporate reorganization in which outstanding shares of the corporation are exchanged for securities or other consideration issued by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction), (ii) sale, conveyance or disposition of all or substantially all of the assets of this corporation or (iii) the effectuation by the corporation of a transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of (other than the Public Offering as defined herein) (clauses (i),(ii) and (iii) are referred to herein as a "Sale of the Corporation"), shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section C.2.

         3. Conversion. The holders of the Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

              a.  Right to Convert.

                  (i) Each share of Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for the Series B Preferred Stock, Series C Preferred Stock of Series M Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as determined by dividing the Original Series B Issue Price, Original Series C Issue Price or Original Series M Issue Price, as applicable, by the Conversion Price (defined below) at the time in effect for such share. The initial Conversion Price per share for shares of Series B Preferred Stock shall be thirty-three cents ($0.33). The initial Conversion Price per share for shares of Series C Preferred Stock shall be one dollar and seventy five cents ($1.75). The initial Conversion Price per share for shares of Series M Preferred Stock shall be one dollar and one hundred and eleven thousandths of a cent ($1.111). The Conversion Price for the Series B Preferred Stock, Series C Preferred Stock and the Series M Preferred Stock shall be subject to adjustment as set forth in Section C.3.c., Section C.3.d. and Section C.3.e.

                  (ii) Each share of Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Price at the time in effect for such Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock, respectively, immediately concurrent with the consummation of the corporation's sale of its Common Stock in a firm commitment underwriting pursuant to a registration statement on Form S-1. Form SB-1, Form SB-2, or their then equivalents, filed under the Securities Act of 1933, as amended, and resulting in an aggregate offering price to the public of at least $20,000,000, and where the offering price to the public is not less than $5.00 per share (the "Public Offering").

                  b. Mechanics of Conversion. Any holder of shares of Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock shall be entitled to convert the same into shares of Common Stock, by surrendering the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock, as applicable, and by giving written notice by mail, postage prepaid, to this corporation at its principle corporate office, of the election to convert the same and stating therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of shares of Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock, or to a nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, other than in a Public Offering as set forth in Section C.3.a.(ii) above, the conversion may, at the option of any holder tendering Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock shall not be deemed to have converted such stock until immediately prior to the closing of such sale of securities.

                  c. Conversion Price Adjustment of Preferred Stock Upon Reorganization or Recapitalization. If at any time or from time to time there shall be any capital reorganization or recapitalization of the Common Stock (including, without limitation, any stock split or stock dividend), provision shall be made so that the holders of shares of Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock, as applicable, the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section C.3 with respect to the rights of the holders of the Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock after the recapitalization to the end that the provisions of this Section C.3 (including adjustment of the Conversion Price then in effect and the number of shares which would be received upon conversion of the Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

                  d. Conversion Upon Sale of the Corporation. In the event of a Sale of the Corporation, as defined in Section C.2.d., the holders of Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock, as applicable, shall concurrently with the consummation of such sale, have the right to convert shares of Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock into the kind and amount of stock, securities or other consideration (including cash) as are issued upon such Sale of the Corporation to a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock,Series C Preferred Stock and Series M Preferred Stock could have been converted immediately prior to such merger, consolidation or sale. The corporation shall provide holders of Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock with at least five business days prior written notice of any event referred to in this paragraph.


                  e.  Conversion Price Adjustment Upon Sale of Securities.
         Each Conversion Price shall be subject to adjustment from time to time as follows:

                      (i) If the corporation shall at any time or from time to time issue any shares of Common Stock, or securities convertible into or exercisable for Common Stock (including any shares of Common Stock deemed to have been issued pursuant to subdivision (iv)(c) below) other than Excluded Stock (as defined in clause (v) below) without consideration or for a consideration per share less than the Conversion Price for the Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock, as applicable, in effect immediately prior to the issuance of such Common Stock then any Conversion Price for the Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock that is greater than the consideration per share of Common Stock or its equivalent received in such issuance or sale shall forthwith be lowered to be equal to the quotient obtained by dividing:

                           (a) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (iv)(c) below) immediately prior to such issuance, multiplied by the applicable Conversion Price for the Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock, as applicable, in effect immediately prior to such issuance, and (y) the consideration received by the corporation upon such issuance; by

                           (b) the total number of shares of Common Stock
                       outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (iv)(c) below) immediately after the issuance of such Common Stock.

                       For the purposes of any adjustment of any Conversion
                  Price for the Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock pursuant to this clause, the following provisions shall be applicable:

                       (ii) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the corporation for any underwriting or otherwise in connection with the issuance and sale thereof.


                       (iii) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the corporation, irrespective of any accounting treatment.



                       (iv) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities:

                              (a) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (ii) and (iii) above), if any, received by the corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                              (b) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (ii) and (iii) above);

                              (c) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchange for such securities, other than a change resulting from the antidilution provisions thereof, each Conversion Price previously adjusted shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

                              (d) on the expiration of any such options or
                       rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, each Conversion Price previously adjusted shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

                       (v) "Excluded Stock" means (1) shares of Common Stock issued by the corporation as a stock dividend or upon any subdivision, split-up or combination of shares of Common Stock; (2) shares of Common Stock issued by the corporation upon conversion of shares of Preferred Stock; or (3) securities that are or were declared to be "Excluded Stock" for purposes of this Section by the holders of 66 2/3% of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock, as applicable, each voting as a separate class and only with respect to the shares held by such class.

                       (vi) All calculations made pursuant to Section C.3.c., C.3.d. and C.3.e. shall be made to the nearest one hundredths (1/100) of one cent or the nearest one tenth (1/10) of a share, as the case may be.

                       (vii) In any case in which the provisions of Sections C.3.c., C.3.d. and C.3.e., shall require that an adjustment shall become effective immediately after a record date of an event, the corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (ii) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to paragraph (e) above;

                       provided, however, that the corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares and such cash.

                       (f) No Impairment. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section C.3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holder of shares of the Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock against impairment.


                       (g)   No Fractional Shares and Certificate as to
                       Adjustments.

                             (i) No fractional shares shall be issued upon conversion of the Series B Preferred Stock, Series C Preferred Stock or the Series M Preferred Stock. The number of shares of Common Stock to be issued to each holder of shares of Series B Preferred Stock, Series C Preferred Stock and/or Series M Preferred Stock upon conversion shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock to be converted. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock, the corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the price of one share of Common Stock as determined in good faith by the Board of Directors of the corporation and (ii) such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the corporation in respect of such fractional interests.

                             (ii) Upon the corporation's awareness of an event that would cause an adjustment or readjustment of the Conversion Price of Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock pursuant to this Section C.3, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock, as applicable, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of shares of Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment; (B) the Conversion Ratio at the time in effect, and (C) a number of shares of Common Stock and the value, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock, as applicable.

                       h. Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of shares of Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                       i. Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of shares of the Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the outstanding shares of the Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock, in addition to such other remedies as shall be available to the holder of such shares of Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.


                       j. Notices. Any notice required by the provisions of this Section C.3 to be given to the holders of shares of Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.


                4. Mandatory Redemption. The shares of Series M Preferred Stock shall be subject to mandatory redemption as set forth below in this Section C.4.

                       a. Redemption Events. Except as prohibited by applicable law and the corporation's then existing agreements with its lenders and provided the corporation has generated net income for its most recent quarterly interim period, the corporation shall redeem all outstanding shares of Series M Preferred Stock on May 7, 2002. The corporation shall effect the redemption by paying in cash, out of any source of funds legally available therefor, an amount per share of Series M Preferred Stock equal to the Original Series M Issue Price (the "Redemption Price").

                       b. Redemption Notice. At least thirty (30) but no more than sixty (60) days prior to the date fixed for redemption of the Series M Preferred Stock (the "Redemption Date"), the corporation shall mail, postage prepaid, written notice thereof (the "Redemption Notice"), to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of shares of Series M Preferred Stock, at the address last shown on the records of the corporation for such holder or if no address appears or is given at the place where the principal executive office of the corporation is located, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained, and calling upon such holder to surrender to the corporation, in the manner and at the place designated, its certificate or certificates representing all of such holders shares of Series M Preferred Stock.

                       c. Surrender of Certificate Payment. Except as prohibited by applicable law, on or before the Redemption Date, each holder of shares of Series M Preferred Stock to be redeemed on such Redemption Date shall surrender the certificate or certificates representing such shares to the corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears an such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that, due to restrictions imposed by applicable law, fewer than all of the shares represented by such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued forthwith.

                       d. Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the Redemption Date the Redemption Price therefor is either paid or made available for payment through the deposit arrangement specified in subparagraph (e) below, then notwithstanding that the certificates evidencing any of the shares of Series M Preferred Stock so called for redemption shall not have been surrendered, all rights with respect to such shares shall forthwith terminate after such Redemption Date, except for the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefore, and such shares shall not thereafter be transferred on the book of the corporation or be deemed to be outstanding whatsoever. If the funds of the corporation legally available for redemption of shares of Series M Preferred Stock on the Redemption Date are insufficient to redeem the total number of shares of Series M Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon the number of shares of Series M Preferred Stock held by each of them. The shares of Series
                M Preferred Stock not redeemed shall remain outstanding and shall be entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Series M Preferred Stock such funds will immediately be used to redeem the balance of the shares which the corporation has become obliged to redeem on the Redemption Date, but which it has not redeemed.

                       e. Deposit of Funds. On or prior to the Redemption Date,
                the corporation shall deposit in a trust fund with any bank or trust company having a capital and surplus of at least $100,000,000, a sum equal to the aggregate Redemption Price of all shares of Series M Preferred Stock, or a sum equal to the funds legally available pursuant to Section C.4.d above, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their stock certificates. The deposit shall constitute full payment of the shares to their holders; and from and after the Redemption Date the shares redeemed on the Redemption Date shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have not rights with respect thereto except the rights to receive, from the bank or trust company; payment of the Redemption Price, without interest, upon surrender of their certificates therefor. Any funds so deposited and unclaimed at the end of one year from the Redemption Date shall be released or repaid to the corporation, after which the holders of shares called for redemption shall be entitled to receive payment of the Redemption Price only for the corporation.

                5.    Voting.

                       a. Voting Rights of Series B and Series C Preferred Stock. The holder of each share of Series B Preferred Stock or Series C Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series B Preferred Stock or Series C Preferred Stock could then be converted (with any fractional shares, determined on an aggregate conversion basis, being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of holders of shares of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote (except as otherwise expressly provided herein or as required by law), together with holders of shares of Common Stock as a single class, with respect to any question upon which holders of shares of Common Stock have the right to vote. Election of directors need not be by written ballot, unless the bylaws of the corporation shall so provide.


                       b. Right to Vote on the Sale of the Corporation. The corporation shall not effect a Sale of the Corporation, as defined in Section C.2.d of Article V, without first obtaining the written consent of the holders of 66 -2/3% of the shares of the Series B Preferred Stock, Series C Preferred Stock (both treated as if fully converted to common stock) and the common stock issued upon conversion of the Series B and Series C Preferred Stock, all voting together as a single class.

               c. Voting Rights of the Series M Preferred Stock. Except as required by law, the holders of Series M Preferred Stock shall have no voting rights.

          6.   Protective Provisions.

               a. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as shares of Series B Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of holders of a majority of the then outstanding shares of Series B Preferred Stock:

                    (i) alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock, in a manner that adversely affects the holders of shares of the Series B Preferred Stock; or

                    (ii) increase the authorized number of shares of Series B
               Preferred Stock or Series C Preferred Stock.

               b. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as shares of Series M Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding shares of Series M Preferred Stock:

                    (i) alter or change the rights, preferences or privileges of the shares of Series M Preferred Stock, in a manner that adversely affect the holders of shares of the Series M Preferred Stock; or

                    (ii) increase the authorized number of shares of Series M
               Preferred Stock.

               c. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as shares of Series C Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of holders of a majority of the then outstanding shares of Series C Preferred Stock:

                    (i) alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock, in a manner that adversely affects the holders of shares of the Series C
               Preferred Stock; or

                    (ii) increase the authorized number of shares of Series C
               Preferred Stock or Series B Preferred Stock.

          7. Status of Converted Stock. In the event any shares of Series B Preferred Stock, Series C Preferred or Series M Preferred Stock shall be converted pursuant to Section C.3 of this Article V., the shares so converted shall be canceled and shall not be issuable by the corporation. This Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

          8. Status of Redeemed Stock. In the event any shares of Series M Preferred Stock shall be redeemed pursuant to Section C.4 of this Article V., the shares so redeemed shall be canceled and shall not be issuable by the corporation. This Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

          D. Common Stock.

          1. Dividend Rights. Subject to the rights of holders of shares of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends, if any, as may be declared from time to time by the Board of Directors.

          2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section C.2 of this Article V.

          3. Voting Rights. Each holder of a share of Common Stock shall have the right to one vote per share, and shall be entitled to notice of any stockholders' meetings in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters in such manner as may be provided by law.

          4. Redemption. The Common Stock is not redeemable.


                                   ARTICLE VI.

          The business and affairs of the corporation shall be managed by or under the direction of a board of directors consisting of not less than three (3) nor more than nine (9) directors, provided, however, that the corporation may have only one director until the effective date of the merger contemplated between the corporation and B.L Systems Corporation, a Delaware corporation. The exact number shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution. The directors shall be divided into three classes, Class I, Class II and Class
     III. The initial term of office of the Class I, Class II and Class III directors shall expire at the annual meeting of stockholders in 1998, 1999 and 2000, respectively. The number of directors shall be apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. Beginning in 1998, at each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. In no case will a decrease in the number of directors shorten the term of any incumbent director even though such decrease may result in an inequality of the classes until the expiration of such term. A director shall hold office until the annual meeting of the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Any director may be removed with or without cause, but only by the affirmative vote of the holders of not less than a majority of the outstanding capital stock of the corporation entitled to vote generally in the election of directors voting together as a single class. Except as required by law or the provisions of this Certificate of Incorporation, all vacancies on the Board of Directors and newly created directorships shall be filled by the Board of Directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

                                  ARTICLE VII.

          A. Indemnification of Officers and Directors. The corporation shall:

          1. indemnify, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or if such person has previously been designated for indemnification by the resolution of the Board of Directors, in employee or agent of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to be best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, conviction or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful; and

          2. indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, joint venture, employee benefit plan, trust or other enterprise, or if such person has previously been designated for indemnification by the resolution of the Board of Directors, an employee or agent of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; and

          3. indemnify any director or officer, or, if such person has previously been designated for indemnification by the resolution of the Board of Directors, an employee or agent of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, to the extent that such director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article VII.A.1 and 2, or in defense of any claim, issue or matter therein; and

          4. make any indemnification under Article VIIA.1 and 2 (unless ordered by a court) only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in Article VII.A.1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a write opinion, or (3) by the stockholders of the corporation; and

          5. pay expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation as authorized in Article VII. Notwithstanding the foregoing, the corporation shall not be obligated to pay expenses incurred by a director or officer with respect to any threatened, pending, or completed claim, suit or action, whether civil, criminal, administrative, investigative or otherwise ("Proceedings") initiated or brought voluntarily by a director or officer and not by way of defense (other than proceedings brought to establish or enforce a right to indemnification under the provision of this Article VII. unless a court of competent jurisdiction determines that each of the material assertions made by the director or officer in such proceeding were not made in good faith or were frivolous). The corporation shall not be obligated to indemnify the director or officer for any amount paid in settlement of a proceeding covered hereby without prior written consent of the corporation to such settlement; and

          6. not deem the indemnification and advancement of expenses granted pursuant to the other subsections of this Article VII. exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in which director's or officer's official capacity and as to action in another capacity while holding such office; and

          7. have the right, authority and power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of its corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article VII.; and

          8. deem the provisions of this Article VII. to be a contract between the corporation and each director and officer, or appropriately designated employee or agent who serves in such capacity at any time while this
     Article VII. is in effect, and any repeal or modification of this Article
     VII. shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts; and

          9. continue the indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII. unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent of the corporation and such rights shall inure to the benefit of the heirs, executors and administrators of such a person.

          B. Elimination of Certain Liability of Directors. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article VII. by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on other personal liability of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE VIII.

          Meetings of stockholders may be held within or without the State of Delaware as the bylaws may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation. Election of directors need not be by written ballot unless the bylaws of the corporation so provide

                                  ARTICLE IX.

          No stockholder of the corporation shall by reason of holding shares of any class of stock have any cumulative voting right.

                                    ARTICLE X.

          The Board of Directors may from time to time make, amend, supplement or repeal the corporation's bylaws; provided, however, that the stockholders may change or repeal any bylaw adopted by the Board of Directors; and provided, further, that no amendment or supplement to the bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement adopted by the stockholders.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation of Genomic Solutions Inc. on December 24, 1997.


                                               /s/ Jeffrey S. Williams
                                             ---------------------------------
                                             Jeffrey S. Williams, President and
                                             Chief Executive Officer

                               State of Delaware

                        Office of the Secretary of State

                          -----------------------------

          I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GENOMIC SOLUTIONS INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF MAY, A.D. 1998, AT 9:18 O'CLOCK A.M.


















                                             /s/ Edward J. Freel
                                 [SEAL]      -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION:       9099013
                                                       DATE:      05-26-98
     2817427 8100

     981199089

                            CERTIFICATE OF AMENDMENT
                                       OF
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

          GENOMIC SOLUTIONS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of said corporation:

          RESOLVED, that the Amended and Restated Certificate of Incorporation of GENOMIC SOLUTIONS INC. be amended by deleting Section 3(a)(ii) in its entirety and replacing it with the following Section 3(a)(ii):

               "Each share of Series B Preferred Stock, Series C Preferred Stock and Series M Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Price at the time in effect for such Series B Preferred Stock, Series C Preferred Stock or Series M Preferred Stock, respectively, immediately concurrent with the consummation of the corporation's sale of its Common Stock in a firm commitment underwriting pursuant to a registration statement on Form S-1, Form SB-1, Form

               SB-2, or their then equivalents, filed under the Securities Act of 1933, as amended, and resulting in an aggregate offering price to the public of at least $20,000,000, and where the offering price to the public is not less than $8.00 per share (the
               "Public Offering")."

          SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said GENOMIC SOLUTIONS INC. has caused this certificate to be signed by Jeffrey S. Williams, its President and Chief Executive Officer, this 21st day of May, 1998.

                                                 GENOMIC SOLUTIONS INC.

                                              By: /s/ Jeffrey S. Williams
                                                 -------------------------------
                                                   Jeffrey S. Williams
                                              Its: President and
                                                   Chief Executive Officer

                                                                       EXHIBIT B

                       Statement of Investor Suitability

                                  See Attached.

                             GENOMIC SOLUTIONS INC.

                 CONFIDENTIAL STATEMENT OF INVESTOR SUITABILITY

          In order to comply with the requirements of federal and state securities laws, securities of the Company may be sold only to persons or entities meeting the suitability standards established by Genomic Solutions Inc. (the "Company").

          The purpose of this Confidential Statement of Investor Suitability (this "Statement") is to obtain information from each prospective investor relating to the investor's knowledge and experience in financial and business matters and to the investor's ability to bear the economic risks of the proposed investment. Such information is required in order to determine whether or not the suitability standards have been met by the prospective investor. Please answer questions concerning prior business and financial experience and investment decision-making in detail.


          By signing this Statement you agree that it may be shown to such authorized persons as the Company may deem appropriate to establish that the offer and/or sale of this investment in the Company will not result in any violation of any laws or regulations of any jurisdiction.

          A separate Statement must be contemplated for each co-owner of securities, except that spouses may complete a joint Statement.

          You make the following representations with the intent that they may be relied upon by the Company and other persons designated by the Company.

                 (Please Print or Type. Attach additional sheets
                   if necessary to answer fully any question.)

I. BIOGRAPHICAL INFORMATION (If Joint Subscriber, provide information for both.)

 A. Name of Investor(s):                                   Birthdate or Date of
                        ------------------------------     Formation:

------------------------------------------------------
                       (Print)

          Name of Investor(s):                             Birthdate or Date of
                              ------------------------     Formation:

------------------------------------------------------

                                     (Print)

B. State of Residency:

--------------------------------------------------------------------
C. Employer or business association and position:

--------------------------------------------------------------------

D. Business address and telephone no.:

--------------------------------------------------------------------

--------------------------------------------------------------------

E. Business and/or professional education and degrees:


    School           Location             Degree             Year Rec'd
    ------           --------             ------             ----------

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

F. Employment during the past five years:


   Employer or other association  Position, nature of responsibility   From   To
   -----------------------------  ----------------------------------   ----   --

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


II. ACCREDITED INVESTOR STATUS

Please check or initial all that apply:

_____the investor is a natural person whose net worth, or joint net worth with spouse, at the time of purchase, exceeds $1,000,000 (including the value of home, home furnishings and automobiles).

_____the investor is a natural person whose individual gross income (excluding that of spouse) exceeded $200,000 in the last two calendar years, and who reasonably expects individual gross income exceeding $200,000 in the current calendar year; or for such periods, the combined income of the investor with spouse exceeded and is expected to exceed $300,000.

_____the investor is a trust, and the grantor

        (i) has the power to revoke the trust at any time and regain title to the trust assets; and

       (ii) has an individual (or, together with his spouse a joint) net worth in excess of $1,000,000, or had and expects to have a gross income (not including spouse's income) for the last two years and the current year in excess of $200,000, or for such periods, had and expects to have all gross income including that of a spouse in excess of $300,000.

_____the investor (or beneficiary if IRA or pension money is invested) is an executive officer of the Company.

_____the investor is a corporation, partnership, or Massachusetts or similar business trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

_____the investor is otherwise an accredited investor as follows (if applicable, please review Schedule 4.3 of the Series C Preferred Stock Purchase Agreement and describe qualification for accredited status):

________________________________________________________________________________

________________________________________________________________________________

III. PRIOR INVESTMENT EXPERIENCE OF INVESTOR

A. Indicate by check mark which of the following categories best describes the extent of your prior experience in the areas of investment listed below:

       More Than 5         2 to 5 years       1 year            No
      yrs Experience        Experience       Experience      Experience
________________________________________________________________________________

Corporate Stocks   _____________________________________________________________
Corporate Bonds    _____________________________________________________________
Real Estate        _____________________________________________________________
Limited
Partnerships       _____________________________________________________________
Stock in Privately
Held Companies     _____________________________________________________________

B. Do you make your own investment decisions with respect to the investments listed above?

                           Yes____________  No_____________


C. What are the principal sources of your investment knowledge or advice? (check all that apply)

__First hand experience                        __Financial publications
__Broker(s)                                    __Investment Adviser(s)
__Attorney(s)                                  __Accountant(s)


D. Please briefly describe any additional investment experience in business ventures, experience with the Company or any other investment experience which would indicate your ability to evaluate an investment in this business venture.


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

IV. OTHER MATTERS

1. Do any significant contingent liabilities exist for which you may be obligated?

        Yes____________  No_____________

        If yes, please indicate type and amount:


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

2. Are you involved in any litigation which if an adverse decision occurred would affect your financial condition adversely?

Yes____________  No_____________  If yes, provide details:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

3. Is this a suitable and appropriate investment for you?

       Yes____________  No_____________

V. SIGNATURE PAGE

The signature pages for this document are located on pages 5 (for individuals) and 6 (for non-individuals).

                                                     [TO BE COMPLETED AND SIGNED
                                                    BY ALL INDIVIDUAL INVESTORS]

                                 SIGNATURE PAGE
                                (FOR INDIVIDUALS)

     This page constitutes the signature page for INDIVIDUALS for the Confidential Statement of Investor Suitability. Execution of this Signature Page constitutes execution of such document.

     IN WITNESS WHEREOF, the undersigned has executed the Confidential Statement
of Investor Suitability this             day of               , 1998.


______________________________                __________________________________
Signature of Investor                         Signature of Spouse
                                              (or Joint Investor, if any)
______________________________                __________________________________
Print Name of Investor                        Print Name of Spouse
                                              (or Joint Investor, if any)
______________________________                __________________________________
Social Security Number                        Social Security Number of Spouse
                                              (or Joint Investor, if any)

Address:______________________                Address:__________________________
______________________________                __________________________________
______________________________                __________________________________
______________________________                __________________________________
______________________________                __________________________________
______________________________                __________________________________
______________________________                __________________________________

                                              [TO BE COMPLETED AND SIGNED BY ALL
                                             INVESTORS THAT ARE NOT INDIVIDUALS]

                                 SIGNATURE PAGE
                              (FOR NON-INDIVIDUALS)

     This page constitutes the signature page for the Investors that are NOT INDIVIDUALS Confidential Statement of Investor Suitability. Execution of this Signature Page constitutes execution of such document.

     IN WITNESS WHEREOF, the undersigned has executed the Confidential Statement
of Investor Suitability this               day of               ,1998

_________________________________________       Address:________________________
Print Name of Entity                            ________________________________
                                                ________________________________
                                                ________________________________
                                                ________________________________

                                                ________________________________
Describe Entity (i.e., corporation, trust,      Tax Identification Number
LLC partnership, etc.)

By:______________________________________       ________________________________
         Name:___________________________       State of Organization
         Title:__________________________

                                  SCHEDULE 4.3

                        Definition of Accredited Investor

(1) Any bank as defined in Section 3(a)(2) of the Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under
Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director or executive officer of the Company;

(5) Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Act;

(6) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase of the Series C Shares exceeds $1,000,000;

(7) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same level in the current year; or


(8) Any entity in which all of the equity owners are accredited investors.

                                   SCHEDULE I

                                   INVESTORS







                                                                                      SHARES OF         DOLLAR
                                                                                       SERIES D          VALUE
  CERTIFICATE                                                                         PREFERRED        PREFERRED
    NUMBER           NAME AND ADDRESS                                                  STOCK             STOCK
    ------           ----------------                                                  -----             -----
      D 1        Chase Capital Partners                                                 987,488       $5,924,928
                 380 Madison Avenue. 12th Floor
                 New York, New York 10017
      D 2        American Healthcare Fund 11                                             25,000        $ 150,000
                 Capital Health Venture Partners
                 4430 Arapahoe Ave., Suite 220
                 Boulder, CO 80303
      D 3        J. Matthew Mackowski                                                    10,000         $ 60,000
                 343 Sansome Street, Suite 1215
                 San Francisco, CA 94104
      D 4        Robert G. Shepler                                                        4,000         $ 24,000
                 343 Sansome Street, Suite 1215
                 San Francisco, CA 94104
      D 5        Liberty BIDCO Investment Corp.                                          18,379        $ 110,274
                 30833 Northwestern Highway, Suite 211
                 Farmington Hills, MI 48334 - 2582
      D 6        James B. Hoover                                                         16,870        $ 101,220
                 Ivy Hill - Cleft Road
                 Mill Neck, NY 11765
      D 7        Grove Investment Partners                                               16,667        $ 100,002
                 336 Essex Road
                 Kenilworth, IL 60043
      D 8        Murray G. Bodine                                                        10,286          $61,716
                 C/o Van Kasper & Company
                 600 California Street, 17th Floor
                 San Francisco, CA 94108
      D 9        John Styles                                                              7,069          $42,414
                 2200 Southwest Fwy.
                 Houston, TX 77098
     D 10        Laverne Styles                                                           4,241          $25,446
                 2200 Southwest Fwy.
                 Houston, TX 77098
                 Total                                                                1,100,000       $6,600,000

                                  Schedule 3.7

                       See attached list of shareholders.

            - Series B Convertible Preferred shareholders.
            - Series C Convertible Preferred shareholders.
            - Series M Convertible Preferred shareholders.
            - Common Stock shareholders.
            - Employee Stock Options.
            - Non-Employee Stock Options.

 GENOMIC SOLUTIONS INC. (FORMERLY B.I. SYSTEMS CORP.) STOCK REGISTER SERIES B PREFERRED STOCK

                                                                                                                  On An As Converted
                                                                                     Date of           Reissued    Basis to Common
Cert. No.  Holder                    Contact                   Issue     Shares  Original Issuance      as GSI      Stock 3.03030
---------  ----------------   ---------------------------    ----------  ------  -----------------     --------   ------------------
                              John J. Cirigliano
                              Corporate Capital Partners
                              260 Sheridan Avenue, Ste.      Series B
           Corporate          416                            Preferred
     B1    Capital Partners   Palo Alto, CA 94306-2011         Stock     24,007     10-Jun-97          24-Dec-97        72,748

                              David Given                    Series B
                              19115 Shaker Boulevard         Preferred
     B2    David Given        Shaker Heights, OH 44122         Stock     24,007     1O-Jun-97          24-Dec-97        72,748

                              Mary Jane Hilker
                              Liberty BIDCO Investments
                              30833 N.western Hwy, Ste
           Liberty BIDCO      211                            Series B
           Investment         Farmington Hills, MI 48334-    Preferred
     B3    Corp.              2582                             Stock     52,016     10-Jun-97          24-Dec-97       157,624

                              James B. Hoover                Series B
           James B.           Ivy Hill - Cleft Road          Preferred
     B4    Hoover             Mill Nock, NY 11765              Stock     20,000     10-Jun-97          24-Dec-97        60,606

           Grove              John Kerr                      Series B
           Investment         336 Essex Road                 Preferred
     B5    Partners           Kenilworth, IL 60043             Stock     24,007     10-Jun-97          24-Dec-97        72,748

                              John J. Mackowski
                              1506 Birkdale Lane             Series B
           John J.            Ponte Vedra Beach, FL          Preferred
     B6    Mackowski          32082                            Stock     24,007     1O-Jun-97          24-Dec-97        72,748

                              Dan Mitchell
                              Capital Health Venture
                              Partners
           American           20 N.Wacker Drive, Ste         Series B
           Healthcare         2200                           Preferred
     B7    Fund II            Chicago, IL 60606                Stock    400,353     10-Jun-97          24-Dec-97     1,213,191

                              John Styles                    Series B
                              2200 Southwest Fwy             Preferred
     B8    John Styles        Houston, TX 77098                Stock     20,006     10-Jun-97          24-Dec-97        60,624

                              Laverne Styles                 Series B
                              2200 Southwest Fwy             Preferred
     B9    Laverne Styles     Houston, TX 77098                Stock     12,004     10-Jun-97          24-Dec-97        36,376
---------  ----------------   ---------------------------    ----------  ------  -----------------     --------   ------------------


 GENOMIC SOLUTIONS INC. (FORMERLY B.I. SYSTEMS CORP.) STOCK REGISTER SERIES B PREFERRED STOCK

                                                                                                                 On An As Converted
                                                                                                                   Basis to Common
                                                                                   Date of         Reissued             Stock
Cert. No.    Holder            Contact                  Issue      Shares     Original Issuance     as GSI             3.03030
---------  ----------    ------------------------     ---------   --------    -----------------    --------      ------------------
                         J. Matthew Mackowski
                         343 Sansome Street, Ste      Series B
           J. Matthew    1215                         Preferred
     B10   Mackowski     San Francisco, CA 94104        Stock     526,336       10-Jun-97          24-Dec-97      1,594,958

                         Robert G. Shepler
                         343 Sansome Street, Ste      Series B
           Robert G.     1215                         Preferred
     Bl1   Shepler       San Francisco, CA 94104        Stock     159,969       10-Jun-97          24-Dec-97        484,755

                         Larry J. Kent
                         Kent & Kent
                         1265 Drummers Lane,          Series B
           Lawrence J.   Suite 208                    Preferred
     B12   Kent          Wayne PA 19087                 Stock     300,000       10-Jun-97          24-Dec-97        909,091

                         Robert G. Shepler            Series B
           Robert G.     343 Sansome Street 1215      Preferred
     B13   Shepler       San Francisco, CA 94104        Stock      20,161       25-Jun-97          24-Dec-97         61,094

                         Ian R.N. Bund
                         White Pines Capital
                         2401 Plymouth Rd. Ste 6      Series B
           Ian R. N.     Ann Arbor, MI 48105          Preferred
     B14   Bund          94104                          Stock      50,000       4-Aug-97           24-Dec-97        151,515

                         Murray G. Bodine
                         Hoefer Amet                  Series B
           Murray G.     353 Sacramento, 10th Fl.     Preferred
     B15   Bodine        San Francisco CA 94111         Stock      24,007       4-Aug-97           24-Dec-97         72,748
---------  ----------    ------------------------     ---------   --------    -----------------    --------      ----------------

 TOTAL SERIES B SHARES                                            1,680,880                                       5,093,576
                                                                  =========                                      ================

  GENOMIC SOLUTIONS INC.(FORMERLY B.I. SYSTEMS CORP.) STOCK REGISTER SERIES C PREFERRED STOCK


                                                                                                    On An As Converted Basis
Cert.                                                                                Date of            to Common Stock        % of
No.    Holder              Contact                     Issue           Shares    Original Issuance          1,00000           Class
--------------------------------------------------------------------------------------------------  --------------------------------
                      Chase Capital Partners
                      Damion Wicker
                      Dr. Risa Stack
                      380 Madison Avenue,
                      12th Floor                        Series C
C1   Chase Capital    New York, New York               Preferred
     Partners         10017                              Stock         3,015,375      29-Dec-97            3,015,376           74.1%
--------------------------------------------------------------------------------------------------  --------------------------------
                      Dan Mitchell
                      Capital Health Venture
                      Partners
     American         4430 Arapahoe Ave.                Series C
     Healthcare       Suite 220                        Preferred
C2   Fund II          Boulder, CO 80303                  Stock           342,857      29-Dec-97              342,857            8.4%
--------------------------------------------------------------------------------------------------  --------------------------------
                      J. Matthew Mackowski
                      343 Sansome Street, Ste
                      1215                              Series C
     J. Matthew       San Francisco, CA                Preferred
C3   Mackowski        94104                              Stock           142,857      29-Dec-97              142,857            3.5%
--------------------------------------------------------------------------------------------------  --------------------------------
                      Robert G. Shepler
                      343 Sansome Street, Ste
                      1215                              Series C
     Robert G.        San Francisco, CA                Preferred
C4   Shepler          94104                              Stock            15,285      29-Dec-97               15,285            0.4%
--------------------------------------------------------------------------------------------------  --------------------------------
                      2401 Plymouth Rd.                 Series C
                      Suite B                          Preferred
C5   Ian R. N. Rund   Ann Arbor, MI 48105                Stock           104,924      29-Dec-97              104,924            2.6%
--------------------------------------------------------------------------------------------------  --------------------------------
     Grove            John Karr                         Series C
     Investment       330 Essex Road                   Preferred
C6   Partners         Kenilworth, IL 60043               Stock            50,378      29-Dec-97               50,378            1.2%
--------------------------------------------------------------------------------------------------  --------------------------------
                      James B. Hoover                   Series C
     James B.         Ivy Hill - Cleft Road            Preferred
C7   Hoover           Mill Neck, NY 11765                Stock            17,143      29-Dec-97               17,143            0.4%
--------------------------------------------------------------------------------------------------  --------------------------------
                      John J. Mackowski
                      1500 Birkdale Lane                Series C
     John J.          Ponte Vedra Beach, FL            Preferred
C8   Mackowski        32082                              Stock            10,000      29-Dec-97               10,000            0.2%
--------------------------------------------------------------------------------------------------  --------------------------------
                      Chase Capital Partners
                      Damion Wicker
                      Dr. Risa Stack
                      380 Madison Avenue,
                      12th Floor                        Series C
     Chase Capital    New York, New York               Preferred
C9   Partners         10017                              Stock           356,053      6-Jan-98               358,053            8.7%
--------------------------------------------------------------------------------------------------  --------------------------------
                      Murray G. Bodine
                      Hoefer Amel                       Series C
     Murray G.        353 Sacramento, 10th Fl.         Preferred
C10  Bodine           San Francisco CA 94111             Stock            15,407      6-Jan-98                15,467            0.4%
--------------------------------------------------------------------------------------------------  --------------------------------
TOTAL SERIES C SHARES                                                  4,070,339                           4,070,339          100.0%
                                                                       =========                    ================================

  GENOMIC SOLUTIONS INC. (FORMERLY B.I. SYSTEMS CORP.) STOCK REGISTER SERIES M PREFERRED STOCK


                                                                                 Date of                    On An As Converted Basis
Cert.                                                                           Original       Reissued          to Common Stock
No.    Holder              Contact                 Issue           Shares       Issuance        as GSI              5.40054
--------------------------------------------------------------------------------------------------------    ------------------------
                                                 Series M
       Millipore                                 Preferred
M1     Corporation                                 Stock           50,000      10-Jun-97      24-Dec-97             270,027
--------------------------------------------------------------------------------------------------------    ------------------------
TOTAL SERIES M SHARES                                              50,000                                           270,027
                                                                  =======                                           =======

                             GENOMIC SOLUTIONS INC.
                             COMMON STOCK, PAR .001


===================================================================================================================================
CERTIFICATE #    STOCK HOLDER             MAILING ADDRESS         TYPE    SHARES  ISSUE DATE       DESCRIPTION OF ACTIVITY
===================================================================================================================================
                                       Murray G. Bodine
                                       Hoefer Arnet                                            Originally BI Systems stockholder
                                       353 Sacramento, 10th Fl.                                Certificate reissued under Genomic
        1      Murray G. Bodine        San Francisco, CA 94111    Common   11,785  24-Dec-97   Solutions name on date of Merger.

                                       Don Bronstein                                           Originally BI Systems stockholder
                                       39 Paseo Mirasol                                        Certificate reissued under Genomic
        2      Donald Bronstein        Tiburon, CA 94920          Common    4,911  24-Dec-97   Solutions name on date of Merger.

                                       Corporate Capital Partners
                                       260 Sheridan Avenue. Ste.                               Originally BI Systems stockholder
               Corporate Capital       416                                                     Certificate reissued under Genomic
        3      Partners                Palo Alto, CA 94306-2011   Common   11,785  24-Dec-97   Solutions name on date of Merger.

                                       Brent Clapacs                                           Originally BI Systems stockholder
                                       15 Invenary Lane                                        Certificate reissued under Genomic
        4      Brent Clapacs           Alamo, CA 94507            Common    5,893  24-Dec-97   Solutions name on date of Merger.

                                                                                               Originally BI Systems Stockholder
                                                                                               Certificate reissued under Genomic
        5      Don Van Dyke            Certificate cancelled      Common        -  24-Dec-97   Solutions name on date of Merger.

                                       Jon Folan                                               Originally BI Systems stockholder
                                       109 DeSabla Road                                        Certificate reissued under Genomic
        6      Jon Folan               Hillsborcugh, CA 94010     Common    5,893  24-Dec-97   Solutions name on date of Merger.

                                       David Given                                             Originally BI Systems stockholder
                                       19115 Shaker Boulevard                                  Certificate reissued under Genomic
        7      David Given             Shaker Heights, OH 44122   Common   11,785  24-Dec-97   Solutions name on date of Merger.

                                       Liberty BIDCO Investments
               Liberty BIDCO           30833 N.western Hwy,Ste                                 Originally BI Systems stockholder
               Investment              211                                                     Certificate reissued under Genomic
        8      Corp.                   Farmington Hills, MI       Common   25,535  24-Dec-97   Solutions name on date of Merger.
                                       48334-

                                       James S. Hoover                                         Originally BI Systems stockholder
                                       Ivy Hill - Cleft Road                                   Certificate reissued under Genomic
        9      James B. Hoover         Mill Neck, NY 11765        Common   19,642  24-Dec-97   Solutions name on date of Merger.

                                       Eamonn P. Keegan                                        Originally BI Systems stockholder
                                       301 Makin Grade                                         Certificate reissued under Genomic
       10      Eamonn P Keegan         Kentfield, CA 94904        Common    5,893  24-Dec-97   Solutions name on date of Merger.

                                       John Kerr                                               Originally BI Systems stockholder
               Grove Investment        336 Essex Road                                          Certificate reissued under Genomic
       11      Partners                Kenilworth, IL 60043       Common   11,785  24-Dec-97   Solutions name on date of Merger.

                                       John J. Mackowski
                                       1508 Birkdale Lane                                      Originally BI Systems stockholder
       12                              Ponte Vedra Beach, Fl.                                  Certificate reissued under Genomic
               John J. Mackowski       32082                      Common   11,785  24-Dec-97   Solutions name on date of Merger.

                                       Capital Health Venture
                                       Partners                                                Originally BI Systems stockholder
               American Healthcare     4430 Arapahoe Ave. Suite                                Certificate reissued under Genomic
       13      Fund II                 220                        Common  172,870  24-Dec-97   Solutions name on date of Merger.

                                       Inge Morrisson                                          Originally BI Systems stockholder
                                       27 Lakeside Drive                                       Certificate reissued under Genomic
       14      Inge Morrisson          Corte Madera, CA 94925     Common    4,911  24-Dec-97   Solutions name on date of Merger.


                             GENOMIC SOLUTIONS INC.
                              COMMON STOCK, PAR.001


===================================================================================================================================
CERTIFICATE #    STOCK HOLDER             MAILING ADDRESS         TYPE    SHARES  ISSUE DATE       DESCRIPTION OF ACTIVITY
===================================================================================================================================
                                       Charles K Stewart
                                       401 South LaSalle, Ste                                  Originally BI Systems stockholder
                                       1502                                                    Certificate reissued under Genomic
       15      Charles K. Stewart      Chicago, IL 60605          Common   11,785   24-Dec-97  Solutions name on date of Merger.

                                       John Styles                                             Originally BI Systems stockholder
                                       2200 Southwest Fwy                                      Certificate reissued under Genomic
       16      John Styles             Houston, TX 77098          Common    9,821   24-Dec-97  Solutions name on date of Merger.

                                       Laverne Styles                                          Originally BI Systems stockholder
                                       2200 Southwest Fwy                                      Certificate reissued under Genomic
       17      Laverne Styles          Houston, TX 77098          Common    5,893   24-Dec-97  Solutions name on date of Merger.

                                       Walter Welch                                            Originally BI Systems stockholder
                                       4289 Spring Lake Blvd                                   Certificate reissued under Genomic
       18      Walter Welch            Ann Arbor, MI 48108        Common    2,953   24-Dec-97  Solutions name on date of Merger.

                                       A/C#107104
       19      Walter Welch IRA        First Trust Corporation                                 Originally BI Systems stockholder
               A/C#107104              717 l7th Street, Ste 2600                               Certificate reissued under Genomic
                                       Denver, CO 80202-3323      Common   11,792   24-Dec-97  Solutions name on date of Merger.

                                                                                               Originally BI Systems stockholder
                                                                                               Certificate originally issued Dec 24,
                                                                                               '97, the date of GSI Merger.
                                       J Matthew Mackowski                                     Certificate cancelled January 12,
                                       343 Sansome Street, Ste                                 1998 due to transfer per Mr.
                                       1215                                                    Mackowski's instructions into IRA
       20      J. Matthew Mackowski    San Francisco, CA 94104    Common   98,796   Cancelled  and private name.

                                       Robert G Shepler
                                       343 Sansome Street, Ste                                 Originally BI Systems stockholder
                                       1215                                                    Certificate reissued under Genomic
       21      Robert G. Shepler       San Francisco, CA 94104    Common   79,154   24-Dec-97  Solutions name on date of Merger.

                                       Jeffrey M Stiegman                                      Originally BI Systems stockholder
                                       9613 Hoseshoe Bend                                      Certificate reissued under Genomic
       22      Jeffrey M. Steigman     Dexter, MI 48130           Common   85,000   24-Dec-97  Solutions name on date of Merger.

                                       Todd Dahlberg                                           Originally BI Systems stockholder
                                       1291 Yorkshire CT                                       Certificate reissued under Genomic
       23      Todd Dahlberg           Saline, MI 48176           Common       21   24-Dec-97  Solutions name on date of Merger.

                                       Jon S Hawthorne                                         Originally BI Systems stockholder
                                       6516 Imperial Court                                     Certificate reissued under Genomic
       24      Jon S. Hawthorne        Brooklyn, MI 49230         Common       41   24-Dec-97  Solutions name on date of Merger.

                                       Walter Welch                                            Originally BI Systems stockholder
                                       4289 Spring Lake Blvd                                   Certificate reissued under Genomic
       25      Walter Welch            Ann Arbor, MI 48108        Common      386   24-Dec-97  Solutions name on date of Merger.

                                       FBO Donald R Van Dyke
                                       IRA Acct 128068-OC01                                    Originally BI Systems stockholder
               Donald R. Van Dyke,     P.O. Box 173301                                         Certificate reissued under Genomic
       26      IRA Acct.               Denver, CO 80217-3301      Common      614   24-Dec-97  Solutions name on date of Merger.




                             GENOMIC SOLUTIONS INC.
                             COMMON STOCK, PAR .001


====================================================================================================================================
CERTIFICATE #  STOCK HOLDER        MAILING ADDRESS            TYPE     SHARES  ISSUE DATE          DESCRIPTION OF ACTIVITY
====================================================================================================================================
                                                                                               Originally the 14,719 shares were
                                                                                               with BI systems and certificate
                                   Donald R. Van Dyke                                          issued Dec. 24 '97 on date of Merger.
                                   P O Box 1534                                                Sold 8,000 shares and certificate
     27     Donald R. Van Dyke     No. Hampton NH 02862      Common    14,719   Cancelled      cancelled December 24, 1998.

                                   Donald R. Van Dyke
                                   P O Box 1534                                                Reissued certificate for net shares
     28     Donald R. Van Dyke     No. Hampton NH 02862      Common     6,719   24-Dec-97      remaining.

                                   Robert G. Shepler
                                   343 Sansome Street, Ste
                                   1215
     29     Robert G. Shepler      San Francisco, CA 94104   Common     8,000   24-Dec-97      Purchased from Don Van Dyke.

                                   Former PBA Technologies
                                   Ltd. Shareholder
                                   Cambridgeshire, PE 19 3TP                                   Issued as part of PBA Technologies
     30     David William Byatt    UK                        Common   160,373   31-Dec-97      acquisition.

                                   Former PBA Technologies
                                   Ltd. Shareholder
                                   Cambridgeshire, PE 19 3TP                                   Issued as part of PBA Technologies
     31     Jacqueline Byatt       UK                        Common   185,795   31-Dec-97      acquisition.

                                   Former PBA Technologies
                                   Ltd. Shareholder
                                   Cambridgeshire, PE 19 3TP                                   Issued as part of PBA Technologies
     32     Arthur John Pinkney    UK                        Common   346,168   31-Dec-97      acquisition.

                                                                                               Originally Issued Dec 31 '97 as part
                                   Former PBA Technologies                                     of PBA Technologies acquisition
                                   Ltd. Shareholder                                            Transferred 75,000 shares to wife and
                                   Cambridgeshire, PE 19 3TP                                   certificate 33 cancelled January 20,
     33     Paul Nicholas King     UK                        Common   151,449   Cancelled      '98.

                                   Former PBA Technologies
                                   Ltd. Shareholder
                                   Cambridgeshire, PE 19 3TP                                   Issued as part of PBA Technologies
     34     Sam C. Whitbread       UK                        Common   141,102   31-Dec-97      acquisition.

                                   Former PBA Technologies
                                   Ltd. Shareholder
                                   Cambridgeshire, PE 19 3TP                                   Issued as part of PBA Technologies
     35     Dr. Jane Stevens       UK                        Common    14,110   31-Dec-97      acquisition.

                                   Former PBA Technologies
                                   Ltd. Shareholder
                                   Cambridgeshire, PE 19 3TP                                   Issued as part of PBA Technologies
     36     Simon Cooke            UK                        Common     9,407   31-Dec-97      acquisition.

                                   Former PBA Technologies
                                   Ltd. Shareholder
                                   Cambridgeshire, PE 19 3TP                                   Issued as part of PBA Technologies
     37     Martin Bloom           UK                        Common    47,033   31-Dec-97      acquisition.

                                   Former PBA Technologies
                                   Ltd. Shareholder
                                   Cambridgeshire, PE 19 3TP                                   Issued as part of PBA Technologies
     38     Malcolm Boston         UK                        Common    14,110   31-Dec-97      acquisition.

                                   Former PBA Technologies
                                   Ltd. Shareholder
                                   Cambridgeshire, PE 19 3TP                                   Issued as part of PBA Technologies
     39     Anthony Gary Biddle    UK                        Common   256,335   31-Dec-97      acquisition.


                             GENOMIC SOLUTIONS INC.

                             COMMON STOCK, PAR .001


====================================================================================================================================
CERTIFICATE #  STOCK HOLDER        MAILING ADDRESS            TYPE     SHARES  ISSUE DATE          DESCRIPTION OF ACTIVITY
====================================================================================================================================
                                   Former PBA Technologies
                                   Ltd. Shareholder
                                   Cambridgeshire, PE 19 3TP                                   Issued as part of PBA Technologies
     40    Ian Boston              UK                        Common    47,033   31-Dec-97      acquisition.

                                   Former PBA Technologies
                                   Ltd. Shareholder
                                   Cambridgeshire, PE 19 3TP                                   Issued as part of PBA Technologies
     41    Suzanne Cathryn Boston  UK                        Common    47,033   31-Dec-97      acquisition.

                                   Former PBA Technologies                                     Originally issued Dec. 31 '97 as part
                                   Ltd Shareholder                                             of PBA Technologies acquisition
                                   Cambridgeshire, PE 19 3TP                                   Transferred to Morris family trust
     42    Helen S. Morris         UK                        Common    40,026   Cancelled      (Hansford) January 23, 1998 per memo.

                                   Former PBA Technologies                                     Originally issued Dec. 31 '97 as part
                                   Ltd Shareholder                                             of PBA Technologies acquisition
                                   Cambridgeshire, PE 19 3TP                                   Transferred to Morris family trust
     43    Lucy A. Morris          UK                        Common    40,026   Cancelled      (Hansford) January 23, 1998 per memo.

                                   J. Matthew Mackowski                                        Cancelled January 12, 1998 and
                                   343 Sansome Street, Ste                                     reissued per Mr. Mackowski's
                                   1215                                                        instructions into IRA and private
     44    J. Matthew Mackowski    San Francisco, CA 94104   Common    96,479   12-Jan-98      name.

                                   J. Matthew Mackowski                                        Cancelled January 12, 1998 and
                                   343 Sansome Street, Ste                                     reissued per Mr. Mackowski's
           IRA FBO   J. Matthew    1215                                                        instructions into IRA and private
     45    Mackowski               San Francisco, CA 94104   Common     2,317   12-Jan-98      name.

                                   Former PBA Technologies
                                   Ltd Shareholder
                                   Cambridgeshire, PE 3TP                                      Transfer of shares into Nick King's
     46    Lois Margaret King      UK                        Common    75,000   20-Jan-98      wife's name.

                                   Former PBA Technologies
                                   Ltd Shareholder
                                   Cambridgeshire, PE 3TP                                      Net remaining shares after transfer
     47    Paul Nicholas King      UK                        Common    76,449   20-Jan-98      of 75,000 shares into wife's name.

                                                                                               Issued per the terms of the Software
                                                                                               License Agreement. Issued upon
           Computational                                                                       acceptance of CBI software by GSI,
     48    Biosciences Inc.                                  Common    40,000   30-Jan-98      per Andy J., VP R & D.

           Hansard Management                                                                  Transfer of shares per Mr. Morris fax
     49    Services Ltd.                                     Common    40,026   23-Jan-98      memo authorization.

           Hansard Management                                                                  Transfer of shares per Mr. Morris fax
     50    Services Ltd.                                     Common    40,026   23-Jan-98      memo authorization.

                                                                                               Stock options exercised and issued
                                                                                               per Employment Agreement effective
     51    Jeffrey S. Williams                               Common   547,297    1-Jan-98      January 1, 1998.


                                GENOMIC SOLUTIONS INC.
                                COMMON STOCK, PAR.001

 CERTIFICATE #     STOCK HOLDER          MAILING ADDRESS       TYPE    SHARES  ISSUE DATE   DESCRIPTION OF ACTIVITY
                                                                                            Stock options exercised and issued per
                                                                                            Employment Agreement effective January
                                                                                            1, 1998. Stock held as security for
       52       Jeffrey S. Williams                           Common   127,703  1-Jan-98    Promissory Note payable to GSI.


GENOMIC SOLUTIONS INC.
NON-EMPLOYEE STOCK OPTIONS

                                              NON-              STOCK             DATE OF
     HOLDER              CONTACT            EMPLOYEE            ISSUED        ORIGINAL ISSUANCE          SHARES
                 Chase Capital Partners
                 Damion Wicker
                 Dr. Risa Stack
                 380 Madison Avenue,
                 12th Floor
 Chase Capital   New York, New York                             Common
 Partners        10017                      Director            Stock            15-Jan-98                10,000

                 Dan Mitchell
                 Capital Health Venture
                 Partners
 American        4430 Arapahoe Ave.,
 Healthcare      Suite 220                                      Common
 Fund 11         Boulder, CO 80303          Director            Stock            15-Jan-98                10,000

                 J. Matthew Mackowski
                 343 Sansome Street,
                 Ste 1215
 J. Matthew      San Francisco, CA                              Common
 Mackowski       94104                      Director            Stock            15-Jan-98                10,000

                 Robert G. Shepler
                 343 Sansome Street,
                 Ste 1215
 Robert G.       San Francisco, CA                              Common
 Shepler         94104                      Director            Stock            15-Jan-98                10,000

                 P. Nicholas King
                 2, Church Road. Glatton,
                 Huntingdon
 P. Nicholas     Cambridgeshire,                                Common
 King            England PE17 5RR           Director            Stock            15-Jan-98                10,000

                 Stephen C. Davis
                 8 Flash Lane, Bollington,
 Stephen C.      Macclesfield, Cheshire,                        Common
 Davis           England SK10 5AQ           Consultant          Stock            15-Apr-98                30,000

                 Andrew D. Hoffman
                 15 Spath Road
 Andrew D.       Didsbury, Manchester,                          Common
 Hoffman         England M20 2QT            Consultant          Stock            15-Apr-98                30,000

                 Stephen C. Davis
                 8 Flash Lane, Bollington,
                 Macclesfield, Cheshire.                        Common
 Steve C. Davis  England SK10 5AQ           Consultant          Stock            15-Apr-98                30,000

                 Andrew D. Hoffman
                 15 Spath Road
 Andrew D.       Didsbury, Manchester,                          Common
 Hoffman         England M20 2QT            Consultant          Stock            15-Apr-98                30,000
                                                                                                        --------
         TOTAL                                                                                           170,000
================================================================================================================

                                  SCHEDULE 3.8

     ITEM:     COMMENT:
      3.8      Bio Image UK, Inc., a Michigan Corporation wholly owned by B.I.
               Systems Corporation. Operations ceased and office closed effective October 31, 1997.

               Nihon Bio Image, Ltd., a Michigan Corporation wholly owned by B.I. Systems Corporation. Doing business as a branch office in Japan. Office is located in Tokyo, Japan.

               Genomic Solutions Limited., a United Kingdom Corporation wholly owned by Genomic Solutions Inc. Office is located in Cambridgeshire, UK

               Genomic Solutions Limited subscribed pound sterling 91,000, for Preference shares in the capital of, or approximately 30% equity investment in, HD Technologies, Ltd., of Manchester, England.

                                  SCHEDULE 3.9

                       SEE ATTACHED FINANCIAL STATEMENTS.

     -    Audited Financial Statements

     -    "Interim" Financial Statements

                          Report of Independent Public Accountants

To the stockholders of
Genomic Solutions Inc.:

We have audited the accompanying consolidated balance sheets of GENOMIC SOLUTIONS INC. AND SUBSIDIARY (a Delaware corporation, see Note 1) as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Genomic Solutions Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.



Ann Arbor, Michigan,
    April   , 1998.
          --

                             GENOMIC SOLUTIONS INC.

          CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 1997 AND 1996

                  ASSETS                        1997               1996
                  ------                        ----               ----
CURRENT ASSETS:
  Cash and cash equivalents                  $5,088,799        $  218,207
  Accounts receivable, less allowance of
   $0 in 1997 and $38,250 in 1996             1,251,593           698,288
  Inventories                                   786,353           289,135
  Prepaid expenses and other                     97,684             3,598
                                             ----------        ----------
          Total current assets                7,224,429         1,209,228
                                             ----------        ----------

PROPERTY AND EQUIPMENT, at cost:
  Furniture and office equipment                555,182           286,775
  Computer equipment                            206,447           166,357
                                             ----------        ----------
  Less - Accumulated depreciation               761,629           453,132
                                                421,328           306,536
                                             ----------        ----------
          Net property and equipment            340,401           146,596
                                             ----------        ----------

OTHER ASSETS:
  Goodwill, net of accumulated amortization
    of $16,993 in 1997 and $37,149 in 1996      328,919           122,061
  Intangibles, net of accumulated
    amortization of $0 in 1997 and $246,146
    in 1996                                           -           778,405
  Capitalized software development costs,
    net of accumulated amortization of $0 in
    1997 and $82,676 in 1996                          -           335,562
  Other                                         229,451            22,541
                                             ----------        ----------
         Total other assets                     558,370         1,258,569
                                             ----------        ----------
                                             $8,123,200        $2,614,393
                                             ==========        ==========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)     1997        1996
----------------------------------------------     ----        ----
CURRENT LIABILITIES:
  Notes payable                                $  497,286  $   423,811
  Current of portion of long-term debt            136,891    1,070,000
  Accounts payable                                495,448      431,298
  Accrued liabilities                           1,113,028      236,333
  Deferred revenue                                157,170       77,603
                                               ----------  -----------
       Total current liabilities                2,399,823    2,239,045
                                               ----------  -----------
CONVERTIBLE SUBORDINATED DEBT                           -    1,480,966

LONG-TERM DEBT, less current portion              266,939      450,000
                                               ----------  -----------
STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, 4,000,000 shares
    authorized - Series A convertible,
     $0.001 par value, no shares authorized,
     0 and 1,250,000 shares issued and
     outstanding in 1997 and 1996,
     respectively                                       -        1,250
    Series B convertible, $0.001 par value,
     2,000,000 shares authorized, 1,600,880
     and 0 shares issued and outstanding
     in 1997 and 1996, respectively                 1,681            -
    Series C convertible, $0.001 par value,
     4,070,339, shares authorized, 3,698,819
     and 0 shares issued and outstanding in
     1997 and 1996, respectively                    3,699            -
   Series M convertible, $0.001 par value,
     50,000 shares authorized, 50,000 and 0
     shares issued and outstanding in 1997 and
     1996, respectively                                50            -
   Common stock, $0.001 par value, 15,000,000
     shares authorized, 2,125,440 and 3,043,500
     shares issued and outstanding in 1997 and
     1996, respectively                             2,126        3,044
   Additional paid-in capital                   9,225,877      499,127
   Accumulated deficit                         (3,776,995)  (2,059,039)
                                               ----------  -----------
         Total stockholders' equity (deficit)   5,456,438   (1,555,618)
                                               ----------  -----------

                                               $8,123,200  $ 2,614,393
                                               ==========  ===========

The accompanying notes are an integral part of these consolidated statements.

                             GENOMIC SOLUTIONS INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                   1997            1996             1995
                                               -----------      -----------      -----------
REVENUE:
   Products                                    $ 1,992,385      $ 2,834,83 3      $ 3,334,488
   Services and other                              171,156          421,872           302,264
                                               -----------      -----------       -----------
       Total revenue                             2,163,541        3,256,705         3,636,752

COST OF REVENUE                                  1,037,509        1,393,667         1,330,709
                                               -----------      -----------       -----------

       Gross Profit                              1,126,032        1,863,038         2,306,043
                                               -----------      -----------       -----------

OPERATING EXPENSES:
   Sales and marketing                           1,353,185        1,519,338         1,702,343
   Research and development                        806,398          659,825           784,294
   General and administrative                    1,010,003          880,450           515,988
   Unusual charge                                1,188,786                -                 -
   Write-off of acquired in-process
     research and development                      840,000                -                 -
                                               -----------      -----------       -----------

       Total operating expenses                  5,198,372        3,059,613         3,002,625
                                               -----------      -----------       -----------

       Loss from operations                     (4,072,340)      (1,196,575)         (696,582)

INTEREST EXPENSE                                   184,294          342,971           275,928

OTHER (INCOME) EXPENSE                              76,739           54,401           (91,264)
                                               -----------      -----------       -----------

       Loss before taxes and
          extraordinary gain                    (4,333,373)      (1,593,947)         (881,246)

PROVISION (CREDIT) FOR INCOME TAXES               (889,200)           5,685           (69,047)
                                               -----------      -----------       -----------

       Loss before extraordinary gain           (3,444,173)      (1,599,632)         (812,199)


EXTRAORDINARY GAIN - Forgiveness of debt, net
   of tax expense of $889,200                      997,491                -                 -
                                               -----------      -----------       -----------

NET LOSS                                       $(2,446,682)     $(1,599,632)      $  (812,199)
                                               ===========      ===========       ===========


 The accompanying notes are an integral part of these consolidated statements.

                             GENOMIC SOLUTIONS INC.

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995


                                                       Series A               Series B              Series C          Series M
                                                      Convertible            Convertible           Convertible       Convertible
                                                       Preferred              Preferred             Preferred         Preferred
                                                         Stock                  Stock                 Stock             Stock
                                                ---------------------    ------------------   ------------------   ---------------
                                                  Shares       Amount      Shares    Amount     Shares    Amount   Shares   Amount
                                                ----------    -------    ---------   ------   ---------   ------   ------   ------
BALANCE - DECEMBER 31, 1994                      1,250,000    $ 1,250         --     $ --          --     $ --       --     $--

   Net loss for the year                              --         --           --       --          --       --       --      --
                                                ----------    -------    ---------   ------   ---------   ------   ------   ---

BALANCE - DECEMBER 31, 1995                      1,250,000      1,250         --       --          --       --       --      --

   Exercise of stock options                          --         --           --       --          --       --       --      --
   Net loss for the year                              --         --           --       --          --       --       --      --
                                                ----------    -------    ---------   ------   ---------   ------   ------   ---

BALANCE - DECEMBER 31, 1996                      1,250,000      1,250         --       --          --       --       --      --

1 for 97.103 reverse stock split                      --         --           --       --          --       --       --      --
Common stock issued on conversion of Series A
   preferred stock                              (1,250,000)    (1,250)        --       --          --       --       --      --
Series B preferred and common stock issued on
   conversion of notes payable                        --         --        413,169      413        --       --       --      --
Series B preferred stock issued for cash              --         --      1,267,711    1,269        --       --       --      --
Series M preferred stock issued on conversion
   of notes payable                                   --         --           --       --          --       --     50,000    50
Common stock issued on conversion of
   subordinated debt                                  --         --           --       --          --       --       --      --
Common stock issued on settlement of accounts
   payable                                            --         --           --       --          --       --       --      --
Common stock issued in connection with the
   acquisition of BioPhotonics, Inc.                  --         --           --       --          --       --       --      --
Series C preferred stock issued for cash              --         --           --       --     3,690,019    3,699     --      --
Common stock issued in connection with the
   acquisition of PRA Technology Limited              --         --           --       --          --       --       --      --
Net loss for the year                                 --         --           --       --          --       --       --      --
                                                ----------    -------    ---------   ------   ---------   ------   ------   ---

BALANCE AS OF DECEMBER 31, 1997                       --      $  --      1,680,800   $1,681   3,698,819   $3,699   50,000   $50
                                                ==========    =======    =========   ======   =========   ======   ======   ===




                                                       Common Stock          Additional     Retained
                                                   --------------------       Paid-in       Earnings
                                                     Shares      Amount       Capital       (Deficit)        Total
                                                  ----------    -------    -----------    -----------    -----------
BALANCE - DECEMBER 31, 1994                        3,000,000    $ 3,000    $   495,750    $   352,792    $   852 792

   Net loss for the year                                --         --             --         (812,199)      (812,199)
                                                  ----------    -------    -----------    -----------    -----------

BALANCE - DECEMBER 31, 1995                        3,000,000      3,000        495,750       (459,407)        40,593

   Exercise of stock options                          43,500       --            3,377           --            3,421
   Net loss for the year                                --         --             --       (1,599,632)    (1,599,632)
                                                  ----------    -------    -----------    -----------    -----------

BALANCE - DECEMBER 31, 1996                        3,043,500      3,044        499,127     (2,059,039)    (1,555,618)

1 for 97.103 reverse stock split                  (3,011,772)    (3,012)        (3,012)          --             --
Common stock issued on conversion of Series A
   preferred stock                                    45,021         46          1,200           --             --
Series B preferred and common stock issued on
   conversion of notes payable                       200,986        201        426,624           --          427,238
Series B preferred stock issued for cash                --         --        1,266,443           --        1,267,711
Series M preferred stock issued on conversion
   of notes payable                                     --         --           49,950           --           50,000
Common stock issued on conversion of
   subordinated debt                                 248,813        249         17,168        644,643        662,060
Common stock issued on settlement of accounts
   payable                                            13,100         13            904         84,083         85,000
Common stock issued in connection with the
   acquisition of BioPhotonics, Inc.                  85,000         85          5,865           --            5,950
Series C preferred stock issued for cash                --         --        6,402,080           --        6,405,779
Common stock issued in connection with the
   acquisition of PRA Technology Limited           1,500,000      1,500        553,500           --          555,000
Net loss for the year                                   --         --             --       (2,446,682)    (2,446,682)
                                                  ----------    -------    -----------    -----------    -----------

BALANCE AS OF DECEMBER 31, 1997                    2,125,448    $ 2,126    $ 9,225,877    $(3,776,995)   $ 6,466,438
                                                  ==========    =======    ===========    ===========    ===========




 The accompanying notes are an integral part of these consolidated statements.

                            GENOMIC SOLUTIONS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                       1997           1996           1995
                                                                   ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                        $(2,446,682)   $(1,599,632)    $(812,199)
   Adjustments to reconcile net loss to net cash
     provided by operating activities-
       Depreciation and amortization                                   220,802        340,160       244,182
       Non-cash interest expense                                       248,052        124,774       109,692
       Unusual charge                                                1,188,786          -             -
       Write-off of acquired in-process research
         and development                                               840,000          -             -
       Extraordinary gain on forgiveness of debt                    (1,886,691)         -             -
       Increase (decrease) in cash resulting from
         changes in assets and liabilities-
           Accounts receivable                                         114,497        474,523       439,354
           Inventories                                                 133,868        (89,279)       74,066
           Prepaid expenses and other assets                          (231,723)        (9,215)       38,528
           Accounts payable                                           (130,053)        42,327      (305,711)
           Accrued liabilities                                         405,364        140,809      (322,727)
           Deferred revenue                                            (25,771)       (21,058)       (9,436)
                                                                   -----------    -----------     ---------
             Net cash used in operating activities                  (1,569,551)      (596,591)     (544,251)
                                                                   -----------    -----------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Capitalization of internally developed software                     (39,300)      (155,270)     (198,741)
   Purchase of property and equipment                                  (47,456)       (30,330)     (107,345)
   Acquisition of certain assets of BioPhotonics, Inc.                (302,300)         -             -
   Acquisition of PBA Technology Limited stock                        (150,480)         -             -
                                                                   -----------    -----------     ---------
             Net cash used in investing activities                    (539,536)      (185,600)     (306,086)
                                                                   -----------    -----------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Borrowings (repayments) under notes payable                        (423,811)        43,811       380,000
   Repayment of long-term debt                                        (400,000)         -             -
   Proceeds from issuance of long-term debt                            130,000        670,000         -
   Issuance of Series B convertible preferred stock                  1,267,711          -             -
   Issuance of Series C convertible preferred stock                  6,405,779          -             -
   Issuance of common stock                                              -              -             3,281
                                                                   -----------    -----------     ---------
             Net cash provided by financing activities               6,979,679        713,811       383,281
                                                                   -----------    -----------     ---------

NET INCREASE (DECREASE) IN CASH                                      4,870,592        (68,380)     (467,056)

CASH AND CASH EQUIVALENTS AS OF BEGINNING OF PERIOD                    218,207        286,587       753,643
                                                                   -----------    -----------     ---------

CASH AND CASH EQUIVALENTS AS OF END OF PERIOD                      $ 5,088,799    $   218,207     $ 286,587
                                                                   ===========    ===========     =========

The accompanying notes are an integral part of these consolidated statements.

                             GENOMIC SOLUTIONS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)   DESCRIPTION OF BUSINESS

        Genomic Solutions Inc. (the "Company") designs, develops, manufactures and markets instrumentation, software, hardware and related products for quantifying and analyzing biomolecules, such as DNA, RNA and proteins. The Company's products are frequently used for typing, mapping and sequencing genes, discovering and developing pharmaceutical compounds, and diagnosing genetic and infectious diseases. The Company's customers are typically pharmaceutical and biotechnology companies, universities and government institutions. The Company was incorporated in June 1994 under the name B.I. Systems, Corporation.
         On July 26, 1994, the Company purchased certain assets, including software, inventory and fixed assets, from the Bio Image business unit ("Bio Image") of Millipore Corporation ("Millipore"). On December 5, 1997, the Company formed Genomic Solutions Inc. On December 24, 1997, the Company merged with B.I. Systems, Corporation, with the Company being the surviving entity.

        As of December 31, 1997, the Company has operations in the United
         States, Japan and United Kingdom. Nihon Bio Image Ltd., a division located in Tokyo, Japan, operates a sales and technical support office serving Japan. Effective December 31, 1997, the Company acquired all outstanding stock of PBA Technology Limited (a UK corporation, "PBA", see Note 12).

        The Company is in the early phases of implementing its operating strategy and its future success is subject to several technical and business risks including customer acceptance, availability and retention of key employees, competition, technological changes and additional financing adequate to support operations.

(2)   SIGNIFICANT ACCOUNTING POLICIES

       Principles of Consolidation

        The consolidated financial statements include the accounts of the Company and the acquired assets and assumed liabilities of PBA as of December 31, 1997, the acquisition date. All significant intercompany balances and transactions have been eliminated in consolidation.

       Revenue

        Revenue consists of sales of software licenses and the related hardware in which the software is imbedded, revenue from software maintenance agreements, and professional services such as training and consulting. Revenue from sales of software licenses and hardware, including revenues generated through distributors, is recognized when a customer contact is fully executed and the hardware and software is delivered. Revenue from software maintenance agreements is recognized on a straight-line basis over the period in which the services are provided. Revenue from training and consulting services is recognized upon completion of services.

                             GENOMIC SOLUTIONS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


Research and Development Expenses

  Research and development expenses include all payroll costs attributable to research and development activities. Research and development expenses also include an allocation of overhead expenses incurred by the Company.

Foreign Currency Translation

  Foreign currency transaction losses resulting from sales in foreign denominated currencies totaled approximately $40,000, $96,300 and $31,500 in 1997, 1996 and 1995, respectively, and are included in other expense in the accompanying consolidated statements of operations.

  Assets and liabilities of PBA have been translated at the current rate of exchange as of the balance sheet date.

Cash Equivalents

  The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Inventories

  Inventories consist primarily of purchased parts and components and are stated at the lower of cost, as determined on a first-in, first-out basis, or market.

Property and Equipment

  Property and equipment are reduced at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the related assets which generally range from three to seven years.

Goodwill and Intangible Assets

  Certain goodwill and intangibles arose from the acquisition of Bio Image from Millipore in July 1994 (see Note 1) and were being amortized over a ten-year period. In 1997, additional goodwill amounts resulted from the separate acquisitions of BioPhotonics and PBA (see Note 12) and are being amortized on a straight-line basis over a five-year period. Amortization expense totaled $56,000, $118,000 and $118,000 in 1997, 1996 and 1995, respectively, exclusive of the write-down discussed below.

  At each balance sheet date, the Company evaluates the carrying value of goodwill and other long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. As a result of this evaluation, the Company wrote-down approximately $829,000 of goodwill and other intangible assets in 1997 that originated from the acquisition of Bio Image. This write-down is included in the unusual charge in the accompanying 1997 consolidated statement of operations.

                             GENOMIC SOLUTIONS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

Capitalized Software Development Costs

  The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards No. 86 ("SFAS 86"). Under SFAS 86, capitalization of software development costs begins upon the establishment of technological feasibility. Technological feasibility for the Company's software products is based upon achievement of detailed designs, free of high-risk development issues. The Company amortizes capitalized software development costs on a product-by-product, straight-line basis over the remaining estimated economic life of the related products which is generally a maximum of three years. As of December 31, 1997, unamortized capitalized software development costs totaling approximately $354,000 were written down as it was determined that certain products had no remaining economic life. This write-down is included in the unusual charge in the accompanying 1997 consolidated statement of operations. Amortization expense totaled $47,000, $76,000 and $6,500 in 1997, 1996 and 1995, respectively, exclusive of the write-down.

Other Assets

  Other assets primarily include deferred costs associated with the acquisition of PBA (see Note 12) and are being amortized on a straight-line basis over a five-year period. As of December 31, 1997, there is no accumulated amortization.

Stock-Based Compensation

  The Company accounts for stock-based compensation using the intrinsic value method prescribed under Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's common stock at the date of the grant over the amount the employee must pay to acquire the stock. As supplemental information, the Company has provided pro forma disclosure of the fair value at the date of grant of stock options granted during 1997 in Note 9, in accordance with the requirements of Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation."

Management Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             GENOMIC SOLUTIONS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

(3)   NOTES PAYABLE

        As of December 31, 1996, the Company had a line-of-credit agreement with a bank whereby the Company could borrow up to $1,000,000. As of December 31, 1996, outstanding borrowings under this agreement totaled $423,811 and bore interest at prime plus 1.25%. In April 1997, the Company refinanced outstanding borrowings under this agreement of $423,811 and a $400,000 term note payable to the same bank (see Notes
         4 and 6) into a new term note payable (the "New Note"). The new note bore interest at the bank's prime rate plus 1.75% and was payable in full in April 1998. The Company repaid all outstanding borrowings under the New Note in 1997.

        As of December 31, 1997, PBA had line-of-credit agreements with a bank whereby the PBA may borrow up to $305,500. Outstanding borrowings bear interest at 10.5% and are collateralized by eligible accounts receivable, as defined. As of December 31, 1997, outstanding borrowings totaled $302,915. The agreements expire at various dates through February 1998.

(4)   LONG-TERM DEBT

        As of December 31, long-term debt consists of the following:


                                                                                     1997            1996
                                                                                  ----------      ----------
             Note payable by PBA, payable in monthly
                installments of $4,167, plus interest at
                10.5%, through November 2000                                        $239,560       $        -
             Note payable by PBA, payable in monthly
                installments of $2,778, plus interest at
                10.5%, through January 2001                                          164,270                -
             Subordinated convertible debentures,
                interest payable semi-annually at 6%,
                interest deferred and annually compounded
                at 9%; original issue $1,200,000 and
                accrued interest of $280,966;
                recapitalized in 1997 (see Note 6)                                                  1,480,966
             Note payable to Millipore, interest payable
                semiannually at 8.5%, recapitalized in
                1997 (see Note 6)                                                          -          850,000
             Note payable to bank, interest at payable
                monthly at 11%, refinanced in 1997 (see
                Notes 3 and 6)                                                             -          400,000
             Notes payable to related parties, interest
                accrued at rates ranging from 8-10%,
                recapitalized in 1997 (see Note 6)                                         -          270,000
                                                                                    --------       ----------
                                                                                     403,830        3,000,966
             Less- Current portion                                                   136,891        1,070,000
                                                                                    --------       ----------
                                                                                    $266,939       $1,930,966
                                                                                    ========       ==========

                             GENOMIC SOLUTIONS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

In April 1997, the Company amended its Articles of Incorporation pursuant to which the subordinated convertible debentures and notes payable to Millipore and related parties were recapitalized (see Note 6). Additionally, the Company refinanced outstanding borrowings under the term note payable to bank and line of credit into a new term note payable (see Note 3).

(5)  INCOME TAXES

The components of the provision for income taxes are as follows:

                                                              1997                   1996               1995
                                                           ----------            ----------         ----------
Continuing operations:
   Currently payable (refundable)                          $(889,200)            $   5,685          $ (69,047)
   Deferred credit                                          (239,500)             (492,500)          (120,300)
   Increase in valuation allowance                           239,500               492,500            120,300
                                                          ----------            ----------         ----------
                                                            (889,200)                5,685            (69,047)

Extraordinary gain-
        Tax expense of gain on
          forgiveness of debt                                889,200                  -                  -
                                                          ----------            ----------          ---------
                                                           $   -                 $   5,685          $ (69,047)
                                                          ==========            ==========          =========


The differences between the income tax provision calculated at the United
  States Federal statutory rate and the consolidated income tax provision from continuing operations are summarized as follows:

                                                               1997                 1996                1995
                                                          ----------            ----------          ----------
  Federal statutory provision                            $(1,473,300)           $(542,000)          $(299,600)
  Nondeductible items                                         16,000               47,700              24,500
  Goodwill amortization                                       43,000                1,800               1,800
  Increase in valuation allowance                            239,500              492,500             120,300
  Write-off of acquired in-process
     research and development                                285,600                 -                   -
  Utilization of net operating losses                            -                   -                100,400
  Other                                                          -                  5,685              16,447
                                                         -----------            ---------           ---------
                                                         $  (889,200)           $   5,685           $ (69,047)
                                                         ===========            =========           =========

                             GENOMIC SOLUTIONS INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

       The components of deferred income taxes as of December 31 are as follows:

                                                                                  1997             1996
                                                                               ---------        ---------
              Net operating loss carryforward                                  $ 610,300        $ 704,900
              Purchased software                                                 223,200           23,300
              Capitalized software development costs                                -            (114,100)
              Organization costs                                                  18,800          (14,300)
              Accounts receivable                                                   -              13,000
                                                                               ---------        ---------
                                                                                 852,300          612,600
              Less- Valuation allowance                                         (852,300)        (612,600)
                                                                               ---------        ---------
                                                                               $    -           $    -
                                                                               =========        =========


        The Company has available net operating loss carryforwards of approximately $1,795,000 which can be utilized to offset future taxable income. These net operating loss carryforwards expire as follows: $317,000 in 2010, $1,478,000 in 2011. Additionally, utilization of net operating loss carryforwards are limited under Section 382 of the Internal Revenue Code. This and other deferred income tax assets are fully reserved by a valuation allowance as realizability of these tax benefits is not assured.

(6)   RECAPITALIZATION

        In April 1997, the Company amended its Articles of Incorporation pursuant to which the majority of the Company's outstanding debt and all outstanding shares of Series A preferred stock were restructured (the "Recapitalization"). Significant components of the Recapitalization, together with the applicable accounting effects, were as follows:


          (1) The Company initiated a reverse stock split issuing one share of common stock for every 97.103 shares of outstanding common stock.

          (2) Notes payable, bridge loan financing obtained during 1997 and accrued interest totaling $413,169 were converted to 413,169 shares of Series B preferred stock at $1 per share. The Company also issued 200,986 shares of common stock to these creditors.

          (3) The Company issued 1,267,711 shares of Series B preferred stock at $1 per share for cash.

          (4) All outstanding shares of Series A preferred stock were converted to 45,821 shares of common stock.

                             GENOMIC SOLUTIONS INC.


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

          (5) Subordinated convertible debt of $1,200,000 and accrued interest of $429,027, payable to both stockholders (defined as stockholders with greater than 10% ownership interest) and non-stockholders, was converted to 248,813 shares of common stock at $0.07 per share. The difference between the carrying value of the debt and the fair value of the common stock issued to existing stockholders of $644,643 has been credited directly to retained earnings. The difference between the carrying value of the debt and the fair value of the common stock issued to non-stockholders of $966,967 is included in extraordinary gain in the accompanying statement of operations.

          (6) Accounts payable to stockholders for professional services rendered totaling $85,000 was converted to 13,100 shares of common stock at $0.07 per share. The difference between the fair value of the common stock and amounts owed of $84,083 has been credited directly to retained earnings.

          (7) A note payable to Millipore and accrued interest totaling
                $983,764 was converted to 50,000 shares of Series M preferred stock at $1 per share. The difference between the carrying value of the debt and the fair value of the common stock of $933,764 is included in extraordinary gain in the accompanying statement of operations.

(7)  PREFERRED STOCK

      As a result of the Recapitalization in April 1997, the Company's preferred stock contains two series, Series B and Series M. In December 1997, the Company authorized 4,070,339 shares of Series C for issuance. The various classes of preferred stock provide the following rights, preferences, privileges and restrictions:

     Dividends

      The holders of shares of Series B, C and M preferred stock are not entitled to any dividends.

     Conversion

      Each share of Series B, C and M preferred stock shall be convertible, at the holder's option, into such number of common shares as is determined by dividing the original Series B, C and M issue prices by $0.33, $1.00 and $1.111, respectively. These conversion factors are subject to adjustment upon any recapitalization of the Company's common stock, as defined.

      Conversion of Series B, C and M preferred stock will occur automatically upon the consummation of the sale of the Company's common stock in a registration statement in connection with an initial public offering, as defined.

                             GENOMIC SOLUTIONS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

     Voting Rights

      The holders of Series B and C preferred stock have the right to one vote for each share of common stock into which such Series B and C preferred stock could then be converted. The holders of Series M preferred stock have no voting rights.

     Liquidation Preference

      In the event of any liquidation, dissolution or winding up of the affairs of the Company, either voluntarily or involuntarily, the holders of Series B, C and M preferred stock are entitled to receive, prior to and in preference to any distributions to the holders of common stock, an amount initially equal to $1, $1.75 and $6, per share, respectively, subject to adjustment upon any recapitalization of the Company's common stock, as defined. The holders of Series B preferred stock are also entitled to receive, prior to and in preference to any distributions to the holders of common stock, and amount per share equal to 8% of the original issuance price of Series B preferred stock.

(8)  COMMON STOCK

      The Company has reserved for issuance such number of shares of its
        authorized but unissued   common stock necessary to effect conversion of
        all outstanding shares of Series B, C and M preferred stock and exercise of all outstanding options.

(9)  STOCK OPTION PLAN

      Effective 1994, the Company established a stock option plan (the
        Plan) to increase its ability to attract and retain key employees as well as provide an incentive for certain consultants and directors to invest in the Company. Options granted may be either incentive stock options, which are granted at the fair market value of the common stock on the date of grant (as determined under the Plan), or nonqualified stock options, which are generally granted at the fair market value of the common stock on the date of grant. Options are granted at the discretion of Board of Directors. The maximum number of shares that may be granted under the Plan is 1,590,000. Options granted generally become exercisable at a rate of 33% per year over three years from the date of grant except that 540,000 options vested immediately upon issuance and 14,600 options vest over a five-year period. Outstanding options expire ten years after the date of grant. As of December 31, 1997, 43,500 options have been exercised.

                             GENOMIC SOLUTIONS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

Information concerning stock options is as follows:

                                                                             Weighted
                                                                              Average
                                                Number of       Price        Exercise
                                                  Shares      Per Share        Price
                                                ---------     ---------     ---------
    Outstanding at December 31, 1994             650,250        $0.07          $0.07
       Options granted                            69,000        $0.07          $0.07
       Options cancelled                            -
       Options exercised                            -
                                               ---------
    Outstanding at December 31, 1995             719,250        $0.07          $0.07
       Options granted                              -
       Options cancelled                         (43,500)       $0.07          $0.07
       Options exercised                            -
                                               ---------
    Outstanding at December 31,                  675,750        $0.07          $0.07
       Options granted                         1,582,100     $0.07-0.33       $0.072
       Options cancelled                        (675,750)       $0.07          $0.07
       Options exercised                            -
                                               ---------
    Outstanding at December 31, 1997           1,582,100     $0.07-0.33       $0.072
                                               =========
    Exercisable at December 31, 1997             675,000
                                               =========

Using the intrinsic value method under APB 25, no compensation expense has been recognized in the accompanying consolidated statements of operations for options granted at fair value. Had compensation expense been determined based on the fair value at the date of grant consistent with SFAS 123, the reported net loss would have been increased to the following pro forma amounts:

                                       1997               1996             1995
                                     ---------          ---------        ---------

Net Loss:     As Reported         $ (2,446,682)     $  (1,599,632)     $ (812,199)
              Pro Forma           $ (2,451,397)        (1,599,979)       (812,459)

The above pro forma compensation expense may not be representative of that to be expected in future years.

The fair value of these options was estimated at the date of grant using the minimum value option valuation method under SFAS 123 with the following assumptions: weighted average risk free interest rate ranging from 6.09% - 6.58%; dividend yield of 0%; and expected life of options of 3 years.

Option valuation models require the input of highly subjective assumptions.
  Because changes in subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing model does not necessarily provide a reliable single measure of the fair value of the Company's stock options.

                             GENOMIC SOLUTIONS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

(10)    OPERATING LEASE COMMITMENTS

         The Company leases certain office space under various operating lease agreements. Total rental expense was approximately $92,000, $72,000 and $36,000 in 1997, 1996 and 1995, respectively. Future minimum payments required under noncancelable operating leases are as follows:

                         1998                          $192,700
                         1999                           162,000
                         2000                           133,200
                         2001                           112,600
                         2002                           113,600
                                                       --------
                                                       $714,100
                                                       ========

(11)    EMPLOYEE BENEFIT PLAN

           The Company has a 401(k) plan covering all eligible employees.
             Participants may elect to defer a certain percentage of qualified compensation through voluntary contributions to the plan and the Company may make discretionary contributions to the plan based on the gross compensation of qualified participants. The Company made no contributions to the plan in 1997, 1996 and 1995.

(12)    ACQUISITIONS

         BioPhotonics, Inc.

           In June 1997, the Company acquired substantially all assets of BioPhotonics, Inc. in exchange for $302,300 in cash and 85,000 shares of common stock at $0.07 per share. The acquisition has been accounted for under the purchase method of accounting. The excess of the purchase price over the fair value of the net assets acquired of approximately $126,000 has been recognized as goodwill and are being amortized over a five-year period (see Note 2).

         PBA Technology Limited

           Effective December 31, 1997, the Company acquired 100% of the outstanding capital stock of PBA Technology Limited. The aggregate purchase price of approximately $705,480 consisted of $150,480 in cash and 1,500,000 shares of the Company's common stock valued at $555,000. The acquisition has been accounted for under the purchase method of accounting. In connection with the acquisition, the Company recorded a one-time charge to operations in 1997 of $840,000, associated with the write-off of in-process research and development acquired in the transaction that had not reached technological feasibility. The remaining excess of the aggregate purchase price over the fair value of the net assets acquired of approximately $200,000 has been recognized as goodwill and will be amortized over a five-year period.

                             GENOMIC SOLUTIONS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

(13)    SUBSEQUENT EVENTS

         Acquisition of Insight BioMedical, Inc.

           In April 1998, the Company acquired certain assets of Insight
             BioMedical, Inc. in exchange for 650,000 in cash. The acquisition has been accounted for under the purchase method of accounting. The excess of the fair value of the net current assets acquired over the purchase price of approximately $250,000 has been recognized as negative goodwill and shall be amortized over a five-year period.

                         "INTERIM FINANCIAL STATEMENTS"
                         ------------------------------

                             GENOMIC SOLUTIONS INC.
                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1998
                                    ($000'S)



                                                                               ACTUAL          BUDGET          VARIANCE
                                                                               ------          ------          --------
               ASSETS
               ------
               Cash and cash equivalents                                      $ 4,412         $  3,595         $     817
               Accounts receivable, net                                         1,597            1,508                89
               Inventories, net                                                 1,001              754               247
               Prepaid & other current assets                                     180              108                72
                                                                              -------         --------         ---------
                   Current assets                                               7,190            5,965             1,225

               Property and equipment, net                                        448              629              (181)
               Other long-term assets:
                 Intangibles, net                                                 400              302                98
                 Other                                                             23                7                16
                                                                              -------         --------         ---------
                   Total other long-term assets                                   423              309               114
                                                                              -------         --------         ---------
                       Total Assets                                           $ 8,061         $  6,903         $   1,158
                                                                              =======         ========         =========

               LIABILITIES & STOCKHOLDERS' EQUITY
               ----------------------------------
               Current liabilities:
                 Short-term borrowings                                        $   369         $    155         $     214
                 Current portion of long-term debt                                172               83                89
                 Accounts payable                                                 862              729               133
                 Accrued liabilities                                              883              327               556
                 Deferred revenue                                                 145               46                99
                 Other                                                            133              100                33
                                                                              -------         --------         ---------
                   Total current liabilities                                    2,564            1,440             1,124

               Long term debt, less current portion                               261              287               (26)
               Stockholders' Equity
                 Preferred convertible & common stock                               9                9                --
                 Additional paid-in-capital                                     9,937            9,911                26
                 Accumulated deficit                                           (4,650)          (4,744)               94
                 Currency translation adjustments                                 (12)              --               (12)
                                                                              -------         --------         ---------
                 Total stockholders' equity                                     5,284            5,176               108

               Less: Notes receivable                                              48               --               (48)
                                                                              -------         --------         ---------
                      TOTAL LIABILITIES &                                     $ 8,061         $  6,903         $   1,158
                      STOCKHOLDERS' EQUITY                                    =======         ========         =========

                             GENOMIC SOLUTIONS INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                    ($000's)



                                                                   ACTUAL        BUDGET       VARIANCE      VARIANCE %
                                                                   ------        ------       --------      ----------
               Revenue                                            $ 1,284       $  1,139      $    145         13%
               Cost of revenue                                        539            510          (29)        (6)%
                                                                  -------       --------      --------
                   Gross profit                                       745            629           116         18%
                   Gross Profit %                                     58%            55%

               Operating expenses
                   Sales and marketing                                645            805           149         20%
                   Research and development                           418            451            33          7%
                   General and administrative                         339            414            75         21%
                                                                  -------       --------      --------
                        Total operating expenses                    1,402          1,670           268         16%
                                                                  -------       --------      --------
               Loss from operations                                 (657)        (1,041)           384         37%
               Other expense                                           46             45           (1)        (2)%
                                                                  -------       --------      --------
               Loss before taxes                                    (703)        (1,086)           383         35%
               Benefit for income taxes                                --             --            --
                                                                  -------       --------      --------
               Net loss                                           $ (703)       $(1,086)      $    383         35%
                                                                  =======       ========      ========

                                 SCHEDULE 3.11


ACQUISITION AND STRATEGIC ALLIANCES:

3.11 (viii)        On April 15, 1998, HD Technologies, Ltd., of Manchester,
                   England, and Genomic Solutions Limited entered into a Subscription Agreement whereby Genomic acquired for 91,000 pound sterling Preference Shares of HD Technologies. In addition the companies entered into a Collaboration Agreement to design, construct and develop a MALDI-TOF mass spectrometer (and related computer software) for use in the field of proteomics and genomics.

3.11 (viii)        On April 22, 1998, Genomic Solutions Inc. acquired certain assets of Insight Biomedical Imaging Systems, Inc. for
                   $650,000 cash. Genomic acquired from Insight the laser scanning confocal imaging business unit located in Lansing, Michigan. Assets acquired by Genomic were inventory and fixed assets, and assumed the existing service contracts.

OFFICERS ACTIVITY:

3.11 (v) On April 15, 1998, Andy Jakimcius an existing officer of the Genomic Solutions Inc. was promoted to Executive Vice-President of Operations. Andy's base salary was increased by $10,000 to $90,000.

3.11 (vii)         On April 22, 1998, Mary Stanaway was appointed an officer of the Company as its Vice-President, Imaging Systems.

3.11 (vii)         On May 8, 1998, George Peters accepted the offer of
                   employment as the Company's General Counsel effective on his date of hire which is scheduled for June 16, 1998. Mr. Peters will also be an officer of the Company.

                                       SCHEDULE 3.12

                   Genomic Solutions Ltd. has line of credit agreements with a bank whereby Genomic Solutions Ltd. may borrow up to $305,000. Outstanding borrowings bear interest at 10.5% and are collateralized by eligible accounts receivable.

                   Genomic Solutions Ltd. has an overdraft facility with a bank whereby Genomic Solutions Ltd. may borrow up to $200,000. Outstanding borrowings bear interest at the banks prime rate plus 3.75% and are collateralized by a stand-by letter of credit issued by the parent company's (Genomic Solutions Inc.) bank.

                   Note payable by Genomic Solutions Ltd. payable in monthly installments of $4,167 plus interest at 10.5% through November 2000.

                   Note payable by Genomic Solutions Ltd. payable in monthly installments of $2,778, plus interest at 10.5% through January 2001.

                                 SCHEDULE 3.15


List of Agreements (Unless previously provided, copies of these agreements are available upon request of the Secretary of the Corporation or its legal counsel.)

  3.15 (a)       1994 Omnibus Equity Incentive Plan
  3.15 (b)       1998 Employee Stock Option Plan
  3.15 (c)       1998 Non Employee Stock Option Plan
  3.15 (d)       401(k) Profit Sharing Plan and Trust
  3.15 (e)       Jeffrey S. Williams Employment Agreement effective
                 January 1, 1998.
  3.15 (f)       Jeffrey Stiegman Employment Agreement
  3.15 (g)       Insight Biomedical Imaging, Inc. Asset Purchase Agreement
  3.15 (h)       Genomic Solutions Ltd. Employee Service Contracts with the following managers; John Pinkney, David Byatt and Kevin
                 Auton.
  3.15 (i)       Consultancy Agreement between Genomic Solutions Ltd. and P.
                 Nicholas King, who also serves as a Director of Genomic
                 Solutions Inc.
  3.15 (j)       Computational Biosciences Agreement
  3.15 (k)       List of distributors
  3.15 (l)       BioSpace Mesures Distribution Agreement
  3.15 (m)       HD Technologies Limited Subscription and Collaboration
                 Agreement
  3.15 (n)       MRC License Agreement
  3.15 (o)       List of Leased Corporate Facilities
  3.15 (p)       BioSeparations Agreement
  3.15 (q)       List of Non-Disclosure Agreements
  3.15 (r)       List of other leases

                                  SCHEDULE 3.15

ITEM:              COMMENT:
3.15 (p)           Bio Image (Genomic Solutions Inc) to supply segmentation
                   software under license agreement with BioSeparations Inc.
                   This is an exclusive license, in the field of cell imaging, for the segmentation software required for cell location in an imaging system. B.I. Systems Corp. (Genomic Solutions
                   Inc.) is to receive 1% royalty on revenue of the direct sales of BioSeparations Scanning and Analysis System. In addition, the Company received 15,000 shares of BioSeparations Series
                   "B" Preferred Stock.

3.15(l) Biospace Mesures - B.I. Systems (Genomic Solutions Inc) to distribute Biospace products in North America and Japan. B.I. Systems has exclusive distribution rights.

3.15(j) Computational Biosciences Inc., - B. I. Systems (Genomic Solutions Inc) License agreement for Genomic Integrater Software.

3.15 (m) HD Technologies, Ltd., of Manchester, England, and Genomic Solutions Limited entered into a Collaboration Agreement to design, construct and develop a MALDI-TOF mass spectrometer (and related computer software) for use in the field of proteomics and genomics.

3.15 (n) Medical Research Council License (MRC) - License for various protocols for software for use in the FLEXYS system.

                                SCHEDULE 3.15 (k)

                              LIST OF DISTRIBUTORS

ITEM:         COMMENT:

3.15          Distributors of Bio Image Products:
                       1. MWG
                       2. Manufacturers Reps. In North America -
                       Approx. 17 reps.
                       3. Research Instruments Ptd., Ltd. -
                       Singapore, Malaysia
                       4. Feng Jih Biomedical & Instruments Co.
                       Ltd. - Taiwan
                       5. Cor Bio - Korea
                       6. SATECH - Middle East
                       7. Bio Tech s.r.o. - Czech Republic
                       8. Ikeda Rika K. K. - Japan
                       Nihon Bio Image sells primarily through
                       distributors in Japan.       Approx. 30
                       distributors.
              Distributors of Genomic Solutions Ltd., Products:
                        1. Nippon Science Core Co. (Japan)
                        2. Scitech (New Zealand)
                        3. Schleicher & Schuell (France, Switzerland)
                        4. Boizym (Netherlands, Belgium)

                               SCHEDULE 3.15 (o)

                          LEASED CORPORATE FACILITIES

1.) Main Corporate offices which house - Sales, Marketing, Software Development, Accounting and Administration.
            Address: 4355 Varsity Drive, Suite E
                     Ann Arbor, MI 48108

2.) Production and Engineering groups are located at a separate facility which is subleased from Insight Biomedical Imaging Inc.
            Address: 919 Filley Street
                     Lansing, MI 48906

3.) European offices which house Sales, Marketing, development of Flexis Robot
            Address: Unite 3, Forge Close, Little End Road
                     Eaton Socon, St. Neotrs
                     Cambridgeshire, PE 19 3 TP
                     United Kingdom

4.) Office facility in Tokyo, Japan for only one sales manager, two marketing reps and office manager
            Address: Wistaria Higashigotanda Bldg 5F
                     21-9 Higashigotanda 1-chrome
                     Shinagawa-Ku
                     Tokyo, Japan.

Note: a.)   Corporate direct sales reps located outside Michigan work out of their homes.

                                SCHEDULE 3.15 (q)

                        LIST OF NON-DISCLOSURE AGREEMENTS

1.  Biotechnology Business Consultants, LLC
2.  ESA, Inc.
3.  Gene Logic Inc
4.  Kloehn Company Ltd.
5.  Mosaic Technologies
6.  PBA Technology
7.  The Regents of the University of Michigan
8.  Computational Biosciences Inc
9.  BIOSEQ
10. Richard Fisher Associates
11. HD Technologies, Ltd.
12. MWG Biotech
13. Dr. Michel Schummer
14. Photometrics, Ltd.
15. University of Alberta
16. WestElder Associates